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                                                                     EXHIBIT 1.1

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                      PLAN AND AGREEMENT TO EXCHANGE STOCK




                                  BY AND AMONG




                               Armitec.COM, INC.,




                          THE Armitec.COM SHAREHOLDERS,




                                       and




                                  Armitec, INC.




                            Dated September 15, 2000




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                                TABLE OF CONTENTS

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
                                    ARTICLE I

DEFINITIONS......................................................................................................1

                                   ARTICLE II

                    EXCHANGE AND PURCHASE OF SHARES; CLOSING

Section 2.01.         The Armitec Shares.........................................................................2
Section 2.02.         The Armitec.Com Shares.....................................................................3
Section 2.03.         The Closing................................................................................3

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF Armitec

Section 3.01.         Due Organization; Good Standing............................................................4
Section 3.02.         Authorized Capital of Armitec..............................................................4
Section 3.03.         Financial Statements; Absence of Undisclosed Liabilities...................................5
Section 3.04.         Taxes......................................................................................6
Section 3.05.         Conduct of Business........................................................................6
Section 3.06.         Legal Proceedings..........................................................................7
Section 3.07.         Brokers....................................................................................7
Section 3.08.         SEC Filings................................................................................7
Section 3.09.         Required Approvals, Proxy and Special Shareholder's Meeting................................7
Section 3.10.         Officers, Directors and Beneficial Owners..................................................8
Section 3.11.         No Untrue Statements.......................................................................8
Section 3.12.         Subsidiaries...............................................................................9
Section 3.13.         Accounts Receivable; Accounts Payable......................................................9
Section 3.14.         Real Property..............................................................................9
Section 3.15.         Leased Real Property.......................................................................9
Section 3.16.         Tangible Personal Property.................................................................9
Section 3.17.         Contracts.................................................................................10
Section 3.18.         Environmental Matters and OSHA............................................................13
Section 3.19.         Insurance.................................................................................14
Section 3.20.         Employee Relations and Employee Agreements................................................14
Section 3.21.         Patents; Trademarks; Related Contracts....................................................17
Section 3.22.         Availability of Books and Records.........................................................17
Section 3.23.         Bank Accounts, Credit Cards...............................................................17
Section 3.24.         Absence of Certain Changes or Events......................................................18
Section 3.25.         Related Party Transactions................................................................20
Section 3.26.         Adverse Conditions........................................................................20
Section 3.27.         Annual Reports............................................................................20
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
Section 3.28.         Correctness of Representations............................................................20
Section 3.29.         Investment Intent.........................................................................21
Section 3.30.         Litigation................................................................................21
Section 3.31.         Licenses, Permits and Approvals...........................................................22

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ARMITEC.COM AND THE ARMITEC.COM SHAREHOLDERS

Section 4.01.         Due Organization; Good Standing...........................................................22
Section 4.02.         Authorized Capital of Armitec.Com.........................................................22
Section 4.03.         Financial Statements; Absence of Undisclosed Liabilities..................................23
Section 4.04.         Taxes.....................................................................................24
Section 4.05.         Conduct of Business.......................................................................24
Section 4.06.         Legal Proceedings.........................................................................25
Section 4.07.         Required Approvals........................................................................25
Section 4.08.         Officers and Directors....................................................................25
Section 4.09.         No Untrue Statements......................................................................25
Section 4.10.         Subsidiaries..............................................................................26
Section 4.11.         Real Property.............................................................................26
Section 4.12.         Leased Real Property......................................................................26
Section 4.13.         Tangible Personal Property................................................................26
Section 4.14.         Contracts.................................................................................26
Section 4.15.         Brokers...................................................................................29
Section 4.16.         Environmental Matters and OSHA............................................................30
Section 4.17.         Insurance.................................................................................31
Section 4.18.         Employee Relations and Employment Agreements..............................................31
Section 4.19.         Patents; Trademarks; Related Trademarks...................................................34
Section 4.20.         Books and Records; Fiscal Year; Method of Accounting......................................34
Section 4.21.         Bank Accounts; Credit Cards...............................................................34
Section 4.22.         Absence of Certain Changes or Events......................................................34
Section 4.23.         Accounts Receivable; Accounts Payable.....................................................37
Section 4.24.         Insider Transactions......................................................................37
Section 4.25.         Adverse Conditions........................................................................37
Section 4.26.         Authorization and Validity of Documents...................................................37
Section 4.27.         Investment Intent.........................................................................37
Section 4.28.         Correctness of Representations............................................................38
Section 4.29.         Litigation................................................................................39
Section 4.30.         Licenses, Permits and Approvals...........................................................39
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
                                    ARTICLE V

                              COVENANTS OF ARMITEC

Section 5.01.         Conduct of Business Prior to Closing......................................................39
Section 5.02.         Actions Prior to Closing..................................................................40
Section 5.03.         Consents..................................................................................42
Section 5.04.         Supplemental Disclosure...................................................................42
Section 5.05.         Additional Reports........................................................................42
Section 5.06.         Conditions Precedent......................................................................42
Section 5.07.         Capital Expenditures......................................................................42
Section 5.08.         SEC Filings...............................................................................42
Section 5.09.         Shareholder and Other Required Consents...................................................43
Section 5.10.         Other Transactions........................................................................43

                                   ARTICLE VI

                            COVENANTS OF ARMITEC.COM

Section 6.01.         Conduct of Business Prior to Closing......................................................43
Section 6.02.         Actions Prior to Closing..................................................................44
Section 6.03.         Consents..................................................................................46
Section 6.04.         Supplemental Disclosure...................................................................46
Section 6.05.         Additional Reports........................................................................47
Section 6.06.         Conditions Precedent......................................................................47
Section 6.07.         Capital Expenditures......................................................................47
Section 6.08.         Shareholder and Other Required Consents...................................................47
Section 6.09.         Other Transactions........................................................................47

                                   ARTICLE VII

                               FURTHER AGREEMENTS

Section 7.01.         Confidentiality...........................................................................47
Section 7.02.         Public Announcements......................................................................48

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ARMITEC TO CONSUMMATE THE EXCHANGE

Section 8.01.         Representations and Warranties............................................................48
Section 8.02.         Covenants and Agreements..................................................................48
Section 8.03.         Certified Resolutions.....................................................................48
Section 8.04.         No Injunction, Etc........................................................................48
Section 8.05.         Incumbency................................................................................49
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
Section 8.06.         Certificates..............................................................................49
Section 8.07.         Deliveries at Closing.....................................................................49
Section 8.08.         Certificates..............................................................................49
Section 8.09.         Estoppel Certificates.....................................................................49
Section 8.10.         Closing Certificate.......................................................................50
Section 8.11.         Reimbursement.............................................................................50

                                   ARTICLE IX

             CONDITIONS PRECEDENT TO OBLIGATIONS OF ARMITEC.COM SHAREHOLDERS TO CONSUMMATE THE EXCHANGE

Section 9.01.         Representations and Warranties............................................................50
Section 9.02.         Covenants and Agreements..................................................................50
Section 9.03.         Certified Resolutions.....................................................................50
Section 9.04.         No Injunction, Etc........................................................................51
Section 9.05.         Incumbency................................................................................51
Section 9.06.         Certificates..............................................................................51
Section 9.07.         Deliveries at Closing.....................................................................51
Section 9.08.         Certificates..............................................................................51
Section 9.09.         Estoppel Certificates.....................................................................51
Section 9.10.         Closing  Certificate......................................................................52
Section 9.11.         Resignation of Officers and Directors.....................................................52
Section 9.12.         Assets and Liabilities....................................................................52

                                    ARTICLE X

                                   TERMINATION

Section 10.01.        Termination...............................................................................52
Section 10.02.        Effect of Termination.....................................................................53

                                   ARTICLE XI

                                 INDEMNIFICATION

Section 11.01.        Indemnification by the Company............................................................53
Section 11.02.        Indemnification by Armitec.Com Shareholders...............................................54

                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.01.        Survival of Representations, Warranties and Agreements....................................54
Section 12.02.        Further Documents.........................................................................54
Section 12.03.        Notices...................................................................................54
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
Section 12.04.        Entire Agreement..........................................................................54
Section 12.05.        Assignability.............................................................................55
Section 12.06.        Binding Effect; Benefit...................................................................55
Section 12.07.        Severability..............................................................................55
Section 12.08.        Amendment; Waiver.........................................................................55
Section 12.09.        Section Headings..........................................................................55
Section 12.10.        Counterparts..............................................................................55
Section 12.11.        Applicable Law............................................................................55
Section 12.12.        Remedies..................................................................................56
Section 12.13.        Procedure.................................................................................56
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         THIS PLAN AND AGREEMENT TO EXCHANGE STOCK (the "Agreement') is made and entered into this 15th day of September, 2000, by and among (i) Armitec.Com,
Inc., a Georgia corporation ("Armitec.Com") with its principal place of business in Atlanta, GA; (ii) the shareholders of Armitec.Com, all of whom are listed on
Schedule 1 attached hereto (collectively, the "Armitec.Com Shareholders"); and
(iii) Armitec, Inc., a Delaware corporation ("Armitec") with its principal place of business in St. Simons Island, GA.

         The Armitec.Com Shareholders and Armitec intend to effect a "B" reorganization pursuant to Section 368 of the Code (as hereinafter defined) whereby Armitec will acquire all of the outstanding shares of stock of Armitec.Com from the Armitec.Com Shareholders in exchange solely for newly issued shares of common stock of Armitec. After giving effect to all of the transactions contemplated by this Agreement, (a) the Armitec Shareholders (as defined below) and the Armitec.Com Shareholders will jointly own all of the issued and outstanding shares of Armitec and (b) Armitec.Com will be a wholly-owned subsidiary of Armitec.

         For and in consideration of these premises and the mutual covenants, promises, agreements, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Armitec, Armitec.Com and the Armitec.Com Shareholders hereby covenant, promise, agree, represent and warrant as follows:

                                   ARTICLE I

                                  DEFINITIONS

         The capitalized terms listed below are used in this Agreement with the meanings thereafter ascribed:

         "Affiliate" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act, as such rule is in effect on the date hereof.

         "Armitec Common" means all of the issued and outstanding shares of Common Stock of Armitec, par value $.00167.

          "Armitec Shares" means all of the issued and outstanding shares of the Armitec Common immediately prior to the closing of the transactions contemplated by this Agreement.

         "Armitec Shareholders" means all Persons owning Armitec Shares prior to Closing and those Persons, other than the Armitec.Com Shareholders, owning
Armitec Shares after the Closing.


         "Armitec.Com Common" means the issued and outstanding Common Stock of Armitec.Com.

         "Armitec.Com Shares" means all of the issued and outstanding shares of Armitec.Com which consists of ONE HUNDRED (100) shares of the Common Stock of Armitec.Com.

         "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
Section 101, and all future acts supplemental thereto or amendatory thereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Exchange Act" means the Securities Act of 1934, or any similar Federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the relevant time.

         "Fully-Diluted" means the number of shares of Common Stock of either Armitec or Armitec.Com outstanding after giving effect to the exercise of outstanding or committed options and other rights to purchase Common Stock.

         "Hold" or "Held" as used herein and pertaining to share ownership shall include ownership of record as well as beneficial ownership.

         "Material" shall mean any condition, circumstance, change or effect (or any development that, insofar as can be reasonably foreseen, would result in any condition, circumstance, change or effect) that is material to the business, assets, results of operations, prospects or condition (financial or otherwise) of either Armitec or Armitec.Com. The parties hereby acknowledge and agree the term "material" shall include any obligation, liability, commitment, claim, expenditure or loss contingencies which individually equals or exceeds $10,000.

         "Person" means an individual, partnership, corporation, trust, unincorporated organization, government, or agency or political subdivision of a government.

         "SEC" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

         "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the relevant time.

                                   ARTICLE II

                    EXCHANGE AND PURCHASE OF SHARES; CLOSING

         SECTION 2.01. THE ARMITEC SHARES.

         On the terms and subject to the conditions set forth in this Agreement, at the Closing (as such term is defined in Section 2.03 of this Agreement):


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                  (a)      Schedule 2.01 attached hereto contains the names of
         all Armitec.Com Shareholders holding Armitec.Com Common, the number of shares held by each (set forth opposite such shareholder's name), and the ratio such number bears to the total number of shares of Fully-Diluted Armitec.Com Common. At Closing Armitec shall assign, transfer, and deliver to the Armitec.Com Shareholders 13,940,785 shares of Armitec Common. Additionally, at Closing, Armitec shall reserve 13,525,928 shares of Armitec Common from which 1,525,928 shares of Armitec Common will be issued for consulting services, and 12,000,000 shares will be reserved for issuance through a private placement of the shares to occur within six (6) months of the Closing. If the shares, or any portion thereof, are not issued pursuant to a private placement within six (6) months of the Closing, Galt Capital Corporation shall have the right to purchase any of such shares not issued through a private placement at a nominal price.

                  (b) The Armitec Shareholders of Armitec Common shall retain their shares of Armitec Common which, immediately following the issuance of Armitec Common as set forth in subsection (a) above, shall constitute 3,051,857 shares or Ten per cent (10%) of the Fully-Diluted Armitec Common.

                  (c) Prior to Closing, the exact number of shares of Armitec Common to be issued to each Armitec.Com Shareholder shall be appended to Schedule 2.01, as well as such other information as may be reasonably necessary for the transfer agent of Armitec to issue certificates evidencing the Armitec Common to the Armitec.Com Shareholders at Closing.

         SECTION 2.02. THE ARMITEC.COM SHARES.

         On the terms and subject to the conditions set forth in this Agreement, at the Closing (as such term is described in Section 2.03 of this Agreement), each Armitec.Com Shareholders shall assign, transfer, and deliver to Armitec a certificate(s) evidencing all of the Armitec.Com Shares held by such shareholder. The certificates representing the Armitec.Com Shares shall be duly endorsed, or accompanied by stock transfer powers duly endorsed, with the signature of the Armitec.Com Shareholder thereon guaranteed by a bank, trust company, or member of the New York Stock Exchange, and otherwise in a form suitable for transfer on the stock transfer books of Armitec.Com.

         SECTION 2.03. THE CLOSING.

         The "Closing" shall mean the consummation of the exchange of Armitec Shares and the Armitec.Com Shares, as set forth in Sections 2.01 and 2.02 above, as well as the consummation of any other transactions which are contemplated by this Agreement to occur at Closing. Closing shall take place no later than within Two (2) days following the date upon which all of the conditions precedent contained in Articles VIII and IX of this Agreement have occurred and all regulatory matters have been complied with, at 10:00 a.m., local time, at the offices of Kutak Rock, LLP, Suite 2100, 225 Peachtree Street, N.E. Atlanta, GA 30303, or at such other time and place as the parties may agree in writing. The date the Closing actually occurs is the "Closing Date."


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                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF ARMITEC

         Armitec represents and warrants to Armitec.Com and the Armitec.Com Shareholders (which representations and warranties shall be valid and binding as of the time of Closing) as follows:

         SECTION 3.01. DUE ORGANIZATION; GOOD STANDING.

         Armitec is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Armitec has the power and authority to own, lease and operate its properties and to conduct its business in each location where Armitec owns, leases or operates its property and conducts business as such business is now being conducted by Armitec. Armitec is duly qualified and is in good standing as a foreign corporation in each of the jurisdictions in which the nature of the property or assets owned by Armitec or the nature of the operations or business conducted by Armitec requires such qualification. Complete and correct copies of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of Armitec, as certified by the Secretary of State of Delaware and the Secretary of Armitec, respectively, are attached hereto as Schedule 3.01, and no changes will be made therein prior to Closing except such change(s) as may be necessary to effectuate the terms hereof.

         SECTION 3.02. AUTHORIZED CAPITAL OF ARMITEC.

         The authorized capital of Armitec consists of FIFTY MILLION (50,000,000) shares of Common Stock, Three Million Fifty One Thousand Eight Hundred Fifty Seven (3,051,857) shares of which are validly issued and outstanding, fully paid and nonassessable. The relative rights, powers, preferences, qualifications, limitations, and restrictions in respect of each class of authorized capital stock of Armitec are as set forth in the Certificate of Incorporation, attached as Schedule 3.01 and the Certificate of Designation, and all such rights, powers, preferences, qualifications, limitations, and restrictions are valid, binding, and enforceable and in accordance with all applicable laws. Except as contemplated by this Agreement or as set forth in
Schedule 3.02, (a) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of Armitec is authorized or outstanding, and (b) there is no commitment by Armitec to (i) issue any equity securities of Armitec, including without limitation, Armitec Common and Armitec Preferred, or any subscriptions, warrants, options, convertible securities, or other rights to purchase or acquire equity securities of Armitec or securities convertible into or exchangeable for equity securities of Armitec or (ii) distribute to holders of Armitec Common, Armitec Preferred, or any other equity securities of Armitec, any evidence of indebtedness, or any assets of Armitec. Except as set forth in
Schedule 3.02 or the Certificate of Incorporation, as amended, Armitec has no obligation or right (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Schedule 3.02, there are no voting trusts or agreements nor any preemptive rights relating to any outstanding securities of Armitec (whether or not


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Armitec is a party thereto). All outstanding securities of Armitec were issued in compliance with all applicable federal and state securities laws.

         SECTION 3.03. FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

                  (a) Attached hereto as Schedule 3.03 are true, correct and complete copies of:

                           (i) the audited Consolidated Balance Sheets of Armitec and its subsidiaries dated as of August 31, 1998, 1999 and December 31, 1999 and the audited, consolidated statements of income, cash flow and stockholders equity for the years then ended, together with the notes thereto and the report thereon of Moore Stephens Tiller LLC, independent certified public accountants for Armitec.

                  Such financial statements and the notes thereto are hereinafter referred to collectively as the "Armitec Financial Statements."

                  (b) The Armitec Financial Statements (i) are in accordance with the books and records of Armitec, (ii) present fairly the consolidated financial condition of Armitec and its subsidiaries as of the respective dates indicated and the results of operations for such periods, (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and (iv) reflect adequate reserves for all liabilities and losses. Armitec has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the Armitec Financial Statements or described in Schedule 3.03. Armitec has not received any advice or notification from its independent certified public accountants that Armitec has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Armitec Financial Statements or the books and records of Armitec, any properties, assets, liabilities, revenues, or expenses. The Armitec Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as set forth in the notes to the Armitec Financial Statements or in Schedule 3.03. The books, records, and accounts of Armitec accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of Armitec. Armitec has not engaged in any transaction, maintained any bank account, or used any of the funds of Armitec, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Armitec.

                  (c) Armitec has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the Armitec Financial Statements, other than:

                           (i) liabilities incurred in the ordinary course of business subsequent to the date of the Armitec Financial Statements consistent with past practice, none of


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

                  which deviate in any material respect from liabilities incurred in prior comparable fiscal periods;

                           (ii)     obligations under Contracts listed on
                  Schedule 3.03 or incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Armitec Financial Statements, which liabilities and obligations, individually or in the aggregate, are not material to the financial condition or operating results of Armitec; and

                           (iii)    the liabilities listed on Schedule 3.03.

         SECTION 3.04. TAXES.

         Except as set forth on Schedule 3.04, Armitec has filed or obtained filing extensions for all tax returns, federal, state, county, and local, required to be filed by it, and Armitec has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which Armitec is obligated to withhold from amounts owing to employees, creditors, and third parties. The federal income tax returns of Armitec have never been audited by the Internal Revenue Service and no state income or sales tax returns of Armitec have been audited. No deficiency assessment with respect to or proposed adjustment of Armitec's federal, state, county, or local taxes is pending or, to the best of Armitec's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of Armitec. Neither Armitec nor any of its shareholders has ever filed a consent pertaining to Armitec pursuant to Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations. Any amounts reserved in the Armitec Financial Statements for taxes are sufficient for the payment of all accrued and unpaid federal, state and local taxes of all types, including interest and penalties thereon of Armitec for or on account of which Armitec is or may become liable in any manner whatsoever for the quarter ending June 30, 2000 and for all prior periods.

         SECTION 3.05. CONDUCT OF BUSINESS.

                  (a) ORDINARY COURSE. Since September 1, 1997 the business of Armitec has been operated, and prior to Closing will be operated, only in the ordinary course except for: (i) any transactions contained in Schedule 3.05.1 attached hereto; or (ii) any transactions disclosed in the Form 10-K's and 10-QSB's filed by Armitec since that date (the "Armitec Form 10-K's and QSB's").

                  (b) NO MATERIAL CHANGE. Since December 31, 1999, except as set forth on Schedule 3.05.2, there has been, and prior to the Closing there will be, no material adverse change, individually or in the aggregate, in Armitec's condition (financial or otherwise) or in Armitec's assets, liabilities or business.


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

                  (c) NO LOSS OR DESTRUCTION. There has been, and prior to Closing there will be, no damage, destruction or loss or other events or conditions of any character, or any pending or threatened developments, which individually or in the aggregate, would materially and adversely affect Armitec's condition (financial or otherwise) or Armitec's assets, liabilities or business.

         SECTION 3.06. LEGAL PROCEEDINGS.

         Except as set forth on Schedule 3.06 attached hereto and incorporated by reference herein, there is, and as of Closing there will be, no action, suit, proceeding or investigation pending or, to the best knowledge of Armitec, threatened, against or affecting Armitec or any of its assets. Armitec is not, and as of Closing will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality. Armitec has, and as of Closing will have, complied in all material respects with all laws, rules, regulations and orders applicable to it and to its business; and it has, and as of the Closing will have, performed in all material respects all of its material obligations and duties to be performed by it to the extent required in accordance with their respective terms; and is not, and as of the Closing will not be, in any material respect in default under or in breach of any material contract, agreement, commitment or other instrument to which it is subject or a party or under which it is bound.

         SECTION 3.07. BROKERS.

         Neither Armitec nor any Affiliate of Armitec has any contract, arrangement or understanding with, or has incurred any obligation or liability to, any broker, finder, investment banker, intermediary or similar agent with respect to this Agreement or the transactions contemplated hereby.

         SECTION 3.08. SEC FILINGS.

         Except as set forth of Schedule 3.08, Armitec and each of its officers and directors are current in its or their filings with the SEC including all registration statements, financial statements, applications, reports, schedules, forms, proxy statements, Forms 3 and 4, and all other instruments, documents, and written information (collectively "SEC Filings") required to have been filed by Armitec, its officers and directors under the Securities Act and the Exchange Act. None of the SEC Filings contained, as of its date, any untrue statement of a material fact or omitted, as of its date, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.09. REQUIRED APPROVALS, PROXY AND SPECIAL SHAREHOLDER'S MEETING.

         The Board of Directors of Armitec, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery of this Agreement by Armitec, the issuance of shares of Armitec Common and the transactions hereby contemplated, and no action,


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

confirmation or ratification by the shareholders of Armitec or by any other person, entity or governmental authority is required in connection therewith, except:

                  (a) the filing of a Definitive Proxy which shall contain the nominees for the Board of Directors of Armitec (one of whom is to be named by Armitec Shareholders), the proposed Officers of Armitec, and such other items as are necessary and appropriate, and the obtaining of a majority vote of a quorum of Armitec Shareholders at a Special or Annual Meeting of Shareholders to be held prior to or on the date of the Closing which approves the transactions set forth in this Agreement; or,

                  (b) the obtaining of the required shareholder approval of these transactions by a written consent of a majority of Armitec Shareholders and appropriate notification to Armitec Shareholders. Except as may be otherwise set forth herein, Armitec has taken all actions required by law, its Certificate of Incorporation, as amended, its Bylaws, as amended, or otherwise, to authorize the execution, delivery and performance of this Agreement, and as of Closing Armitec will have the power and authority to consummate the transactions hereby contemplated, including the issuance, sale, transfer and delivery of the Armitec Shares pursuant to the provisions hereof and to take all other actions required to be taken by it pursuant to the provisions hereof, subject to obtaining prior shareholder approval and except as may be otherwise set forth herein. This Agreement is valid and binding upon Armitec in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of Armitec, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Armitec.

         SECTION 3.10. OFFICERS, DIRECTORS AND BENEFICIAL OWNERS.

         Attached hereto as Schedule 3.10 is a list of all officers and directors of Armitec and all beneficial owners of more than Five (5%) percent of Armitec Shares known to Armitec, and the number of Armitec Shares owned of record and beneficially by each such Officer and Director of Armitec.

         SECTION 3.11. NO UNTRUE STATEMENTS.

         Neither this Agreement nor any written information, statement, list or certificate furnished or to be furnished to Armitec.Com or the Armitec.Com Shareholders pursuant to this Agreement or in connection with this Agreement or any of the transactions contemplated by this Agreement contains, or as of the Closing will contain, any untrue statement of a material fact or omits, or as of the Closing will omit, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         SECTION 3.12. SUBSIDIARIES.

         Except as set forth on Schedule 3.12, Armitec does not have any subsidiaries and does not, directly or indirectly, own a controlling interest in any corporation, partnership, joint venture, or other entity.

         SECTION 3.13. ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE.

         Armitec's accounts receivable reflected in the December 31, 1999 Armitec Financial Statement, and all accounts receivable arising after the date thereof (collectively, the "Accounts Receivable") were or are bona fide accounts receivable, the full amount of which were or are actually owing to Armitec, and, to the best of its knowledge, those not collected prior to Closing will be fully collectible by Armitec within ninety (90) days of Closing without offset, recoupment, counterclaim, claim or diminution. Armitec's accounts payable reflected on the December 31, 1999 Armitec Financial Statement and all accounts payable arising after the date thereof (collectively, the "Accounts Payable") arose from bona fide transactions in the ordinary course of Armitec's business.

         SECTION 3.14. REAL PROPERTY.

         Except as set forth on Schedule 3.14 attached hereto, Armitec does not own any real estate.

         SECTION 3.15. LEASED REAL PROPERTY.

         Schedule 3.15 contains a true and correct list of each parcel of real property leased by Armitec (the "Armitec Leased Real Property"). Attached to
Schedule 3.15 is a true and correct copy of each lease pursuant to which Armitec leases the Armitec Leased Real Property and any amendments, extensions, and renewals thereof (the "Armitec Real Property Leases"). Each Armitec Real Property Lease is in full force and effect and there is no existing default or event of default, real or claimed, or event which with notice or lapse of time or both would constitute a default thereunder. Except as described in Schedule 3.15, Armitec's interest in the Armitec Real Property Leases is free and clear of any mortgages and liens, and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties other than the lessor thereof. To the knowledge of Armitec, no lessor under any such lease is in default under any such leases in its duties to the lessee. Armitec has not assigned, transferred, conveyed or otherwise encumbered by way of security interest or otherwise any of the Armitec Real Property Leases. Except as described in Schedule 3.15, the continuation, validity, and effectiveness of each Armitec Real Property Lease will in no way be affected by the consummation of the transactions contemplated by this Agreement.

         SECTION 3.16. TANGIBLE PERSONAL PROPERTY.

         Attached hereto as Schedule 3.16 is a true, correct and complete list of all tangible personal property owned by Armitec or used by Armitec in the conduct of its business, including, but not limited to, all equipment, machinery and fixtures (collectively, the "Armitec

Personal Property"), indicating whether it is owned or the manner in which it is otherwise utilized by Armitec. Armitec has exclusive good and merchantable title to all of the Armitec Personal Property owned by it, free and clear of all pledges, claims, liens, restrictions, security interests, charges and other encumbrances except those contained in said Schedule 3.16. All of the Armitec Personal Property is in good repair and good operating condition, fit for its intended purposes, and is adequate for the continuation of Armitec's business as presently conducted.

         SECTION 3.17. CONTRACTS.

                  (a) Schedule 3.17.1 contains a true and correct list of all contracts, agreements, or understandings, written or oral, by which Armitec receives any right or benefit or undertakes any liability or obligation (the "Armitec Contracts"). Armitec has delivered or has otherwise made available to Armitec.Com a correct and complete copy of each contract or agreement set forth in Schedule 3.17.1. Except as listed on Schedule 3.17.1, Armitec is not a party to any written or oral:

                           (i) agreement, contract, or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, contractor, or agent who performs services for Armitec;

                           (ii) agreement, contract, or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products, or services are used by Armitec involving in any one case an amount or value of five thousand dollars ($5,000) or more;

                           (iii) lease (relating to real property or personal property) under which Armitec is lessor or lessee;

                           (iv) license, franchise, assignment or other agreement of Armitec relating to trademarks, trade names, patents, copyrights and service marks (or applications therefor), unpatented designs or styles, know-how and technical assistance;

                           (v) permit relating to the operation of the business of Armitec;

                           (vi) agreement for the purchase, sale or lease of goods, materials, supplies, machinery, equipment, capital assets and services having a cost in excess of Ten Thousand ($10,000.00) Dollars in any one instance or in excess of Twenty-Five Thousand ($25,000.00) Dollars in the aggregate;

                           (vii) agreement or arrangement with any supplier, distributor, franchisor dealer, sales agent, broker or representative;

                           (viii)   agreement or arrangement for the
                  construction, modification or improvement of any building or structure having a cost in excess of Ten

                  Thousand ($10,00.00) Dollars, or any other capital expenditure involving payments in excess of Ten Thousand ($10,000.00) Dollars;

                           (ix) agreement or understanding which is material in nature, involves the payment or receipt, in any 12 month period, of more than Ten Thousand ($10,000.00) Dollars or has a term of more than twelve (12) months;

                           (x) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money, or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person;

                           (xi) agreement, contract, or commitment for any charitable or political contribution relating to Armitec's business;

                           (xii)    agreement, contract, commitment, or
                  outstanding proposal pursuant to which Armitec sells, or proposes to sell, products and services for any amount or value;

                           (xiii) agreement, contract, or commitment limiting or restraining Armitec, its business, or any successor thereto from engaging or competing in any manner or in any business;

                           (xiv) material agreement, contract, or commitment relating to Armitec's business not made in the ordinary course of business; or

                           (xv)     any distributor agreement, reseller
                  agreement, franchise agreement, or any other agreement which authorizes Armitec to (A) sell products or services of any other person or entity, or (B) use the trademarks, trade names, or trade styles of any other Person in Armitec's business.

                  (b) Schedule 3.17.2 contains a true and correct list of all commitments for capital expenditures that have been approved or made prior to the date of this Agreement by Armitec and that remain outstanding as of the date hereof.

                  (c) Except as may be otherwise noted in Schedule 3.17.1, the Armitec Financial Statements or the Armitec Form 10-K's and Q's, each of the Armitec Contracts was entered into in the ordinary course of business on terms substantially consistent with Armitec's practice prior thereto, is in full force and effect, and there exists no breach or violation of, or default by Armitec under, any of the Armitec Contracts nor, to the knowledge of Armitec by any other party to such Contract, or any event which, with notice or the lapse of time, or both, will create a breach or violation of, or default under by Armitec nor, to the knowledge of Armitec by any other party to such Contract. There is no Armitec Contract that contains any contractual requirement with which there is a reasonable likelihood that Armitec or any other party thereto will be unable to comply. Except as set forth on Schedule 3.17.1, the continuation, validity, and effectiveness of each Armitec Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement.

                  (d) Schedule 3.17.3 contains a true and correct list of all customers (ranked by annual revenue) of Armitec, and the annual revenue obtained from each such customer for the year ended December 31, 1999. No customer reflected in Schedule 3.17.3, whose purchases of products and services are material to Armitec (individually or in the aggregate) has terminated its business relationship nor has suspended nor significantly reduced its purchases of products and services from Armitec from the levels reflected therein, if any, with Armitec; nor does Armitec have knowledge of facts which suggest that such a termination, suspension or significant reduction is likely within the reasonably foreseeable future. Except as indicated on Schedule 3.17.3, there exists no actual or, to the knowledge of Armitec, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Armitec Contract, which would have a material adverse effect on the business or the condition, financial or otherwise, of Armitec, including without limitation, (i) the business relationship of Armitec with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of Armitec, (ii) the requirements of any customer or related group of customers of Armitec whose purchases individually or in the aggregate are material to the operations and financial condition of Armitec, or
         (iii) the business relationship of Armitec with any material supplier to Armitec. Except as indicated on Schedule 3.17.3, there is no Contract with any customer, the performance of which by Armitec will result in a loss to Armitec.

                  (e) Except as indicated on Schedule 3.17.3, no customer listed on Schedule 3.17.3 has notified Armitec, nor is Armitec otherwise aware that any customer listed on Schedule 3.17.3 has, or has plans to, reduce the volume of purchases made from Armitec.

                  (f) None of the Armitec Contracts is for materials, supplies, equipment, or services in excess of Armitec's normal requirements or as needed for reasonably anticipated needs of its business.

                  (g) Armitec has not granted any power of attorney affecting or with respect to any of its business, affairs, or assets, or any combination thereof, that remains outstanding.

                  (h) Attached to Schedule 3.17.1 is a true and correct copy (and if oral, a description of material terms) of each Armitec Contract listed on Schedule 3.17.1 and all modifications, amendments, renewals, or extensions thereof.

                  (i) Except as reflected in Schedule 3.17.4, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not terminate, breach, give rise to a right in favor of any other party to an Armitec Contract to terminate such Contract, or constitute an event which with notice, lapse of time or both, constitute an event of default under any Contract.

         SECTION 3.18. ENVIRONMENTAL MATTERS AND OSHA.

         Except as set forth in Schedule 3.18.1:

                  (a) Armitec is and has been in compliance with all environmental Laws. Armitec has not received notice of any Environmental Claim filed or threatened against it or against any other person or entity whose liability for any Environmental Claim has been retained or assumed either contractually or by operation of law;

                  (b) Armitec has not disposed of, emitted, discharged, handled, stored, transported, used, or released any Hazardous Materials (or arranged for any of the foregoing), or exposed any employee or other individual to any Hazardous Materials or condition so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws;

                  (c) No Hazardous Materials are present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by Armitec, and no reasonable likelihood exists that any Hazardous Materials will come to be present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by Armitec so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

         As used herein, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any Person alleging potential liability arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials or any violation, or alleged violation, of any Environmental Law. As used herein, "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment or the protection of human health. As used herein, "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials
(ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, any chemicals used or waste generated as a result of typical office and janitorial activities. Except as set forth in Schedule 3.18.2, Armitec is in compliance with all applicable laws relating to employee health and safety and has complied in the past with all applicable laws relating to employee safety. Except as set forth in Schedule 3.18.2, Armitec has not received any notice that past or present conditions of the assets and properties of Armitec violate any applicable legal requirements or otherwise can be made the basis of any claim, proceeding or investigation, based on OSHA violations or otherwise related to employee health and safety. Except as set forth in Schedule 3.18.2, Armitec is not aware of any potential causes of action which may be asserted against Armitec by third parties, including employees, former employees and customers, arising out of (a) the handling or disposal of Hazardous Materials by Armitec, (b) the violation of OSHA regulations, or (c) violation of other applicable laws relating to employee safety.

         SECTION 3.19. INSURANCE.

         Attached hereto as Schedule 3.19.1 is a list of all insurance policies of Armitec setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverage, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Schedule
3.19.1 is in full force and effect, is valid and enforceable, and Armitec is not in breach of or in default under any such policy. All policies listed on
Schedule 3.19.1 will be outstanding and duly in force at the Closing Date, the premiums payable in respect of such policies have been paid in full, and none of such policies provide for any retrospective premium adjustment or other experience based liability on the part of Armitec. Armitec has not received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the said insurance. Armitec has not since inception (a) been denied or had revoked, canceled or rescinded any policy of insurance, or (b) self insured against any risk ordinarily insured against by similar businesses. Attached hereto as Schedule 3.19.2 is a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the said insurance. Armitec has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion, and to the best of its knowledge, all insurable risks are adequately covered by insurance except for any exposure occasioned by lack of Directors' and Officers' insurance coverage.

         SECTION 3.20. EMPLOYEE RELATIONS AND EMPLOYEE AGREEMENTS.

                  (a) None of Armitec's employees is represented by a labor organization. No petition for representation has ever been filed with the National Labor Relations Board (the "NLRB") with respect to Armitec's employees. Armitec is not aware of any union organizational activity with respect to Armitec and have no reason to believe that any such activity is being contemplated.

                  (b) Armitec is not in violation of applicable equal employment opportunity laws, wage and hour laws, occupational safety and health laws, federal labor laws, or any other laws of any Government or Governmental Agency relating to employment. Schedule
         3.20.2 attached hereto sets forth the status of all investigations, claims, charges, and employment-related suits or controversies which have occurred with respect to Armitec within the last 10 years or which are presently pending or threatened with respect to Armitec under any employment-related law of any Government or Governmental Agency (including common law). Armitec has satisfied and performed fully all judgments, decrees, conciliation agreements, or settlement agreements by which it is bound or to which it is subject concerning employment-related matters, and each such judgment, decree or agreement is disclosed on Schedule 3.20.2.

                  (c) Except as set forth on Schedule 3.20.3, Armitec has not entered into any employment agreement, and all employees can be terminated at will. Armitec has no contractual obligation or special termination or severance arrangement in respect of any employee.

                  (d) Except as set forth on Schedule 3.20.4 Armitec has paid all wages due (including all required taxes, insurance and withholding thereon). Schedule 3.20.4 attached hereto sets forth all accrued vacation, sick leave and bonuses (including pro rata accruals for a period of a year) due to employees of Armitec as of the Closing.

                  (e) Schedule 3.20.5 attached hereto sets forth each of Armitec's employee's date of hire, position, present salary, amount of bonus paid in the past year, and announced termination date (if any).

                  (f) Schedule 3.20.6 contains a true and complete list of all the following agreements or plans of Armitec or any subsidiary of Armitec which, together with Armitec constitutes a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the "Armitec Group") which are presently in effect or which have been in effect at any time (if it may result in a material liability), or, in the case of documents referred to in clause (i) below, have been in effect at any time prior to the date hereof:

                           (i) "employee pension benefit plans" and employee benefit plans" as defined in Sections 3(2) and 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA");

                           (ii)     any other pension, profit sharing,
                  retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, including any employee benefit plan covering any employees of Armitec Group which any member of Armitec Group maintains or to which any member of Armitec Group has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (ii) or (iii) are herein collectively referred to as the "Armitec Plans").

                  Included in said Schedule 3.20.6 are true and complete copies of all documents as they may have been amended to the date hereof involving or relating to clauses (i) and (ii) hereinabove, together with all filings, IRS determination letters and financial statements, including but not limited to, the most recent actuarial report for each employee pension benefit plan and IRS Form 5500 for each Armitec Plan for each of the five most recent plan years.

                  (g)      Except as to those plans identified on Schedule
         3.20.7 as tax-qualified Armitec Plans (the "Armitec Qualified Plans"), no member of Armitec Group maintains a tax-qualified employee plan which meets or was intended to meet the requirements of Code Section 401 for the benefit of present or former employees. The Internal Revenue Service has issued favorable determination letters to the effect that each Armitec Qualified Plan qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code
         Section 501(a), and such determination letters are in effect. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Armitec Qualified Plan have been delivered to Armitec.Com. Armitec Qualified Plans have been administered according to their terms, except for those terms which are inconsistent with the changes required by the Tax Reform Act of 1986 and other acts, regulations, and rulings, in which case Armitec Qualified Plans have been administered in accordance with the provisions of those acts, regulations, and rulings in all material respects. No member of Armitec Group or any fiduciary of any Armitec Qualified Plan has done anything that would adversely affect the qualified status of Armitec Qualified Plans or the related trusts. Armitec Qualified Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986 and other acts, regulations, and rulings for which amendments are not yet required. Any Armitec Qualified Plan subject to Code Sections 401(k) or 401(m) has been tested for compliance with, and has satisfied the requirements of, Code Sections 401(k)(3), 401(m)(2), or both, as application, for each plan year ending prior to the Closing Date.

                  (h) With respect to any Armitec Qualified Plan or any member of Armitec Group, no termination liability to the Pension Benefit Guaranty Corporation ("PBGC") has been or is expected to be incurred or would be incurred if any Armitec Qualified Plan were terminated on the Closing Date. If any Armitec Qualified Plan were terminated on the Closing Date, the present value of all benefit liabilities under Armitec Qualified Plan would not, as of the Closing Date, exceed the then current value of the assets of such Armitec Qualified Plan. No Armitec Qualified Plan has suffered any accumulated funding deficiency within the meaning of ERISA Section 302 and Code
         Section 412. Armitec has made all quarterly contributions required under Code Section 412(m) and no conditions exist which would subject the assets of Armitec or Armitec.Com to a lien under Code Section 412(m) or ERISA Section 4068. No member of Armitec Group has any outstanding liability under Code Section 4971. As of the Closing Date, all contributions required to have been made on or prior to the Closing Date under Armitec Plans will have been made or have been accrued on the Financial Statements and all required premium payments for Armitec Qualified Plans have been made, when due, to PBGC. No event or condition exists with respect to any Armitec Qualified Plan which could be deemed a "reportable event" as defined in ERISA Section 4043, with respect to which the 30-day notice requirement has not been waived and which could result in a liability to Armitec.Com, and no condition exists which would subject Armitec.Com to a fine under ERISA Section 4071. No amendment has occurred to any Armitec Qualified

         Plan which has required or which would require Armitec Group to provide security under Code Section 401(a)(29).

                  (i) No member of Armitec Group has any past, present, or future obligation to contribute to any multiemployer plan as defined in ERISA Section 3(37).

                  (j) No member of Armitec Group nor any other "disqualified person" or "party in interest" (as defined in Code
         Section 4975 and ERISA Section 3(14), respectively) with respect to Armitec Plans, has engaged in any "prohibited transaction" (as defined in Code Section 4975 or ERISA Section 406). Armitec Group and all other "fiduciaries" (as defined in ERISA Section 3(21)) with respect to Armitec Plans have complied in all respects with the requirements of ERISA Section 404. Neither Armitec Group nor any party in interest or disqualified person with respect to Armitec Plans has taken or omitted any action which could lead to the imposition of an excise tax under the Code or a fine under ERISA against Armitec.Com or Armitec Plans.

         SECTION 3.21. PATENTS; TRADEMARKS; RELATED CONTRACTS.

         Attached hereto as Schedule 3.21 is a true, correct and complete list of all of Armitec's intangible personal property, including but not limited to, patents, trademarks, trade names, or trademark or trade name registrations, domain name registrations, service marks, and copyrights or copyright registrations (the "Proprietary Rights"). All of Armitec's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. Armitec has not infringed upon and is not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

         SECTION 3.22. AVAILABILITY OF BOOKS AND RECORDS.

         Armitec will make available to Armitec.Com for inspection and its due diligence hereunder during business hours all of its tax, accounting, corporate and financial books and records as well as its personnel and employment and other records of any nature which are pertinent to this Agreement. Such books and records pertaining to Armitec's business are true, correct and complete, have been maintained on a current basis, and fairly reflect the basis for Armitec's financial condition and results of operations as set forth in Armitec Financial Statements. In 1999, Armitec changed its fiscal year ending to December 31; however, prior to such time, Armitec has consistently used the fiscal year ending August 31 as its taxable year and has consistently used the accrual method as its method of accounting for tax purposes.

         SECTION 3.23. BANK ACCOUNTS, CREDIT CARDS.

         Schedule 3.23 contains a true, correct and complete list of each bank, savings and loan association, brokerage house or other financial institution with which Armitec has an account, line of credit, safe deposit box, or other relationship, the account numbers thereof, and the names of all persons authorized to withdraw funds or other property from, or otherwise act in connection therewith. Schedule 3.23 contains a true, correct, and complete listing of the name, business address, and residence address of each person who has a credit card which is billed to Armitec. Except as set forth on Schedule 3.23, Armitec has no bank account, brokerage account, line of credit, safe deposit box, or credit card account.

         SECTION 3.24. ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as permitted or required by this Agreement or as set forth in
Schedule 3.24 or elsewhere herein, since December 31, 1999, the business of Armitec has been conducted in the ordinary course consistent with past practices and there has not been any material transaction or occurrence in which Armitec has:

                  (a) incurred any indebtedness, obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of its business, none of which was entered into for inadequate consideration and none of which exceeds $10,000.00 in amount;

                  (b) discharged or satisfied any claim, security interest, lien or encumbrance or paid any indebtedness, obligation or liability (contingent or otherwise), except (i) current liabilities, (ii) scheduled payments pursuant to obligations under contracts, agreements or leases listed in this Agreement, or (iii) in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Armitec Financial Statements or incurred since such date in the ordinary course of business consistent with past practice;

                  (c) permitted, allowed or suffered any of its assets or properties to be subjected to any mortgage, pledge, lien, charge, restriction, security interest or other encumbrance of any kind;

                  (d) sold, assigned, transferred, leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of its assets or properties;

                  (e) acquired or leased any assets or property of any other Person;

                  (f)      canceled or compromised any debt or claim;

                  (g)      waived or released any rights or claims;

                  (h) granted, or made any contract, agreement, promise or commitment to grant, or otherwise incurred any obligation for any increase in, any wage, salary or employee benefit, or entered into any employment contract, bonus, stock option, profit sharing, pension, incentive, retirement or other similar arrangement or plan with, any officer, employee or other Person, except in accordance with and in amounts not greater than provided for in written agreements between Armitec and employees of Armitec entered into prior to December 31, 1999 (copies of which shall be furnished to Armitec.Com) and except for merit raises to hourly employees in the ordinary course of business consistent with past practice;

                  (i) entered into any collective bargaining or labor agreement (oral or written), made any commitment or incurred any liability to any labor organization, or experienced any slowdown, work interruption, strike or work stoppage;

                  (j) made any capital expenditure in excess of Ten Thousand ($10,000.00) Dollars or entered into any commitment therefor;

                  (k) suffered any casualty loss or damage in excess of $5,000 in the aggregate, whether or not such loss or damage is or was covered by insurance;

                  (l) changed the nature of its business or its method of accounting or accounting principle, practice or policy;

                  (m) other than in the ordinary course of business, entered into any transaction, contract or commitment;

                  (n) terminated or modified, or agreed to the termination or modification of, any Service Contract, Participation Agreement or any of the Commitments;

                  (o) suffered a loss of any supplier or suppliers, which loss (individually or in the aggregate) has had, or may have, an adverse effect on its financial condition, results of operations, business or prospects;

                  (p) suffered any material adverse change in its business, operations, condition (financial or otherwise), liabilities, assets, earnings, or prospects of the Business nor, to Armitec's knowledge, has there been any event which has had or may reasonably be expected to have a material adverse effect on the Business;

                  (q) transferred or granted any rights with respect to, or disposed of or permitted to lapse any right to the use of any software, patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or disposed of or disclosed to any person not authorized to have such information any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

                  (r)      incurred any long term indebtedness;

                  (s) paid, loaned, distributed (by dividend or otherwise), or advanced any amounts to, sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, leased, licensed, or otherwise acquired any properties or assets from, or entered into any other agreement or arrangement with
         (i) any Shareholder, officer, employee, or director of Armitec, (ii) any corporation or partnership in which any Affiliate is an officer, director, or holder directly or indirectly of five percent (5%) or more of the outstanding equity or debt securities, or (iii) any person controlling, controlled by, or under common control with any such partner, Shareholder, officer, director, or Affiliate except for compensation not exceeding the rate of compensation in effect at December 31, 1999, and for routine travel advances to officers and employees;

                  (t) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses in excess of $1,000 in the aggregate;

                  (u) taken any other action neither in the ordinary course of business and consistent with past practice nor provided for in this Agreement;

                  (v) increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice; or

                  (w) written down or written up the value of any inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any Accounts Receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any Accounts Receivable or any portion thereof, except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which is material in amount.

         SECTION 3.25. RELATED PARTY TRANSACTIONS.

         Except for what is shown on Schedule 3.25 attached hereto and in the Armitec Form 10-K's and Q's, there are not and have been no, indebtedness, obligations, agreements, undertakings, liabilities or commitments (contingent or otherwise) of Armitec since 1995 to or from any past or present officer, director, member, shareholder or any Person related to, controlling, controlled by or under common control with any of the foregoing. All such indebtedness, obligations, agreements, undertakings, liabilities or commitments currently outstanding or currently in effect are listed on Schedule 3.25.

         SECTION 3.26. ADVERSE CONDITIONS.

         Armitec has no knowledge of any present or future condition, state of facts or circumstances which has affected or may affect adversely the business of Armitec or prevent Armitec from carrying on its business other than may be disclosed elsewhere in this Agreement.

         SECTION 3.27. ANNUAL REPORTS.

         Armitec has filed all of its 10-K Annual Reports required to be filed through December 31, 1999.

         SECTION 3.28. CORRECTNESS OF REPRESENTATIONS.

         No representation or warranty of Armitec in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of fact or omits, or on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, Exhibits, certificates, and Schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date. All copies of mortgages, indentures, notes, leases, agreements, plans, Armitec contracts and other instruments listed on or referred to in the Schedules delivered or furnished to Armitec pursuant to this Agreement are true copies thereof.

         SECTION 3.29. INVESTMENT INTENT.

         Armitec represents and warrants to Armitec.Com and the Armitec.Com Shareholders that Armitec is acquiring the Armitec.Com Shares (the "Acquired Shares") under this Agreement for investment only and for its own account and not as nominee or agent; nor are the said shares being acquired with a view to their offer for resale, distribution or transfer of any part thereof nor with any present intention of selling, granting any participation in, or otherwise distributing the same; nor are they being purchased for subdivision or fractionalization thereof. By executing this Agreement, Armitec represents:

                  (a) That Armitec has no contract, undertaking, agreement or arrangement with any Person to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) any of the Acquired Shares, and that Armitec has no present plan or intention to enter into any such contract, undertaking, agreement or arrangement.

                  (b) That Armitec covenants and agrees that none of the Acquired Shares shall be sold, assigned or otherwise transferred other than in transactions which are not in violation of the Securities Act and applicable state securities laws. Each stock certificate of the Acquired Shares shall bear the following legend, unless such legend may be removed in accordance with its terms:

         THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS (THE "STATE LAWS"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE STATE LAWS AND (II) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE LAWS. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

         SECTION 3.30. LITIGATION. Schedule 3.30 sets forth each instance in which Armitec or any of its officers or directors (a) is the subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (b) is a party to or, to the knowledge of Armitec, is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing or investigation of in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

         SECTION 3.31. LICENSES, PERMITS AND APPROVALS. Schedule 3.31 lists all governmental and regulatory licenses, permits and approvals necessary to conduct Armitec's business. All such licenses, permits and approvals are in full force and effect. There are no violations by Armitec of, or any claims, or proceedings pending or to the knowledge or Armitec threatened, challenging the validity of or seeking to discontinue, any such licenses, permits or approvals.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF ARMITEC.COM AND THE
                            ARMITEC.COM SHAREHOLDERS

         Armitec.Com represents and warrants, and the Armitec.Com Shareholders represent and warrant to the best of their knowledge, to Armitec (which representations and warranties shall be valid and binding as of the time of Closing) as follows:

         SECTION 4.01. DUE ORGANIZATION; GOOD STANDING.

         Armitec.Com is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Armitec.Com has the power and authority to own, lease and operate its properties and to conduct its business in each location where Armitec.Com owns, leases or operates its property and conducts business, as such business is now being conducted by Armitec.Com. Armitec.Com is duly qualified and is in good standing as a foreign corporation in each of the jurisdictions in which the nature of the property or assets owned by Armitec.Com or the nature of the operations or business conducted by Armitec.Com requires such qualification. Complete and correct copies of the Articles of Incorporation, as amended, and the Bylaws, as amended, of Armitec.Com, as certified by the Secretary of State of Georgia and the Secretary of Armitec.Com, respectively, are attached hereto collectively as
Schedule 4.01.

         SECTION 4.02. AUTHORIZED CAPITAL OF ARMITEC.COM.

         The authorized capital of Armitec.Com consists of _________(_____) shares of Common Stock, ONE HUNDRED (100) shares of which are validly issued and outstanding, fully paid and nonassessable. The relative rights, powers, preferences, qualifications, limitations, and restrictions in respect of each class of authorized capital stock of Armitec.Com are as set forth in the Articles of Incorporation, attached as Schedule 4.02 and all such rights, powers, preferences, qualifications, limitations, and restrictions are valid, binding, and enforceable and in accordance with all applicable laws. Except as contemplated by this Agreement or as set forth in Schedule 4.02, (a) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of Armitec.Com is authorized or outstanding, and (b) there is no commitment by Armitec.Com to (i) issue any equity securities of Armitec.Com, or any subscriptions, warrants, options, convertible securities, or other rights to purchase or acquire equity securities of Armitec.Com or securities convertible into or exchangeable for equity securities of Armitec.Com or (ii) distribute to Armitec.Com Shareholders or other Persons any equity securities of Armitec.Com, any evidence of indebtedness, or any assets of Armitec.Com. Except as set forth in the Certificate of Incorporation, Armitec.Com has no obligation or right (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Schedule 4.02, there are no voting trusts or agreements, nor are there any preemptive rights relating to any outstanding securities of Armitec.Com (whether or not Armitec.Com is a party thereto). All outstanding securities of Armitec.Com were issued in compliance with all applicable federal and state securities laws.

         SECTION 4.03. FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

                  (a) Attached hereto as Schedule 4.03 are true, correct and complete copies of the audited Consolidated Balance Sheet of Armitec.com and its subsidiaries from inception through August 31, 2000, and the audited, consolidated statements of income, Cash Flow and Stockholders equity for the same period, together with the notes thereto and the report thereon of Habif Arogeti and Wynne PC, independent certified public accountants.

                  (b) The Armitec.Com Financial Statements (i) are in accordance with the books and records of Armitec.Com, (ii) present fairly the financial condition of Armitec.Com as of the respective dates indicated and the results of operations for such periods, (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and reflect adequate reserves for all liabilities and losses. Armitec.Com has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the Armitec.Com Financial Statements or described in Schedule 4.03 Armitec.Com has not received any advice or notification from its independent certified public accountants that Armitec.Com has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Armitec.Com Financial Statements or the books and records of Armitec.Com, any properties, assets, liabilities, revenues, or expenses. The Armitec.Com Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as set forth in the notes to the Armitec.Com Financial Statements or on Schedule 4.03. The books, records, and accounts of Armitec.Com accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of Armitec.Com. Armitec.Com has not engaged in any transaction, maintained any bank account, or used any of the funds of Armitec.Com, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Armitec.Com.

                  (c) Armitec.Com has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the Armitec.Com Financial Statements, other than:

                           (i) liabilities incurred in the ordinary course of business subsequent to the date of the Armitec.Com Financial Statements consistent with past practice, none of which deviate in any material respect from liabilities incurred in prior comparable fiscal periods;

                           (ii)     obligations under Contracts listed on
                  Schedule 4.03 or incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Armitec.Com Financial Statements, which liabilities and obligations, individually or in the aggregate, are not material to the financial condition or operating results of Armitec.Com; and

                           (iii)    the liabilities listed on Schedule 4.03.

         SECTION 4.04. TAXES.

         Except as set forth on Schedule 4.04, Armitec.Com has filed or obtained filing extensions for all tax returns, federal, state, county, and local, required to be filed by it, and Armitec.Com has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which Armitec.Com is obligated to withhold from amounts owing to employees, creditors, and third parties. The federal income tax returns of Armitec.Com have never been audited by the Internal Revenue Service and no state income or sales tax returns of Armitec.Com have been audited. No deficiency assessment with respect to or proposed adjustment of Armitec.Com's federal, state, county, or local taxes is pending or, to the best of the Armitec.Com's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of Armitec.Com. Neither Armitec.Com nor any of its shareholders has ever filed a consent pursuant to
Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations. Any amounts reserved in the Armitec.Com Financial Statements for taxes are sufficient for the payment of all accrued and unpaid federal, state and local taxes of all types, including interest and penalties thereon of Armitec.Com for or on account of which Armitec.Com is or may become liable in any manner whatsoever for the quarter ending June 30, 2000 and for all prior periods.

         SECTION 4.05. CONDUCT OF BUSINESS. Since its inception:

                  (a) ORDINARY COURSE. The business of Armitec.Com has been operated, and prior to the Closing will be operated, only in the ordinary course.

                  (b) NO MATERIAL CHANGE. Since June 30, 2000, except as set forth on Schedule 4.05, there has been, and prior to the Closing there will be, no material adverse change, individually or in the aggregate, in the condition (financial or otherwise) of Armitec.Com or in the assets, liabilities or business of Armitec.Com.

                  (c) NO LOSS OR DESTRUCTION. There has been, and prior to the Closing there will be, no damage, destruction or loss or other events or conditions of any character, or any pending or threatened developments, which individually or in the aggregate, would materially and adversely affect the condition (financial or otherwise) or the assets, liabilities or business of Armitec.Com.

         SECTION 4.06. LEGAL PROCEEDINGS.

         Except as set forth on Schedule 4.06 attached hereto and incorporated by reference herein, there is, and as of the Closing there will be, no material action, suit, proceeding or investigation pending or, to the best knowledge of Armitec.Com and the Armitec.Com Shareholders, threatened, against or affecting Armitec.Com or any of its assets. Armitec.Com is not, nor as of the Closing will be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality. Armitec.Com has, and as of the Closing will have, complied in all material respects with all laws, rules, regulations and orders applicable to it and to its businesses; has, and as of the Closing will have, performed in all material respects all of its material obligations and duties to be performed by it to the extent required in accordance with their respective terms; and is not, and as of the Closing will not be, in any material respect in default under or in breach of any material contract, agreement, commitment or other instrument to which it is subject or a party or under which it is bound.

         SECTION 4.07. REQUIRED APPROVALS. The Board of Directors of Armitec.Com and the Armitec.Com Shareholders have duly authorized the execution and delivery of this Agreement by Armitec.Com, the exchange of the Armitec.Com Shares and the transactions hereby contemplated, and no further action, confirmation or ratification by the Armitec.Com Shareholders or by any other person, entity or governmental authority is required in connection therewith. Armitec.Com and the Armitec.Com Shareholders have the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by them pursuant to the provisions hereof. This Agreement is valid and binding upon Armitec.Com and the Armitec.Com Shareholders in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of Armitec.Com, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Armitec.Com or the Armitec.Com Shareholders.

         SECTION 4.08. OFFICERS AND DIRECTORS. Attached hereto as Schedule 4.08 is a list of all Officers and Directors of Armitec.Com.

         SECTION 4.09. NO UNTRUE STATEMENTS. Neither this Agreement nor any written information, statement, list or certificate furnished or to be furnished to Armitec pursuant to this Agreement or in connection with this Agreement or any of the transactions contemplated by this Agreement contains, or as of the Closing will contain, any untrue statement of a material fact or omits, or as of the Closing will omit, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         SECTION 4.10. SUBSIDIARIES. Except as set forth on Schedule 4.10, Armitec.Com does not have any subsidiaries and does not, directly or indirectly, own a controlling interest in any corporation, partnership, joint venture, or other entity.

         SECTION 4.11. REAL PROPERTY. Except as set forth on Schedule 4.11, Armitec.Com does not own any real estate.

         SECTION 4.12. LEASED REAL PROPERTY. Schedule 4.12 contains a true and correct list of each parcel of real property leased by Armitec.Com (the "Armitec.Com Leased Real Property"). Attached to Schedule 4.12 is a true and correct copy of each lease pursuant to which Armitec.Com leases the Armitec.Com Leased Real Property and any amendments, extensions, and renewals thereof (the "Armitec.Com Real Property Leases"). Each Armitec.Com Real Property Lease is in full force and effect and there is no existing material default or event of default, real or claimed, or event which with notice or lapse of time or both would constitute a material default thereunder. Except as described in Schedule 4.12, Armitec.Com's interest in the Armitec.Com Real Property Leases is free and clear of any mortgages and liens, and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties other than the lessor thereof. Except as described in Schedule 4.12, the continuation, validity, and effectiveness of each Armitec.Com Real Property Lease will in no way be affected by the consummation of the transactions contemplated by this Agreement.

         SECTION 4.13. TANGIBLE PERSONAL PROPERTY. Attached hereto as Schedule
4.13 is a true, correct and complete list of all tangible personal property owned by Armitec.Com or used by it in the conduct of its business, including, but not limited to, all equipment, machinery and fixtures (collectively, the "Armitec.Com Personal Property"), indicating whether it is owned or the manner in which it is otherwise utilized by Armitec.Com. Armitec.Com has sole and exclusive, good and merchantable title to all of the Armitec.Com Personal Property owned by it, free and clear of all pledges, claims, liens, restrictions, security interests, charges and other encumbrances except those contained on Schedule 4.13. All of the Armitec.Com Personal Property is in good repair and good operating condition, fit for its intended purposes, and is adequate for the continuation of Armitec.Com's business as presently conducted.

         SECTION 4.14. CONTRACTS.

                  (a) Schedule 4.14.1 contains a true and correct list of all contracts, agreements, or understandings, written or oral, by which Armitec.Com receives any right or benefit or undertakes any liability or obligation (the "Armitec.Com Contracts"). Armitec.Com has delivered or has otherwise made available to Armitec a correct and complete copy of each contract or agreement set forth in Schedule 4.14.1. Except as listed on Schedule 4.14.1, Armitec.Com is not a party to any written or oral:

                           (i) agreement, contract, or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, contractor, or agent who performs services for Armitec.Com;

                           (ii) agreement, contract, or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products, or services are used by Armitec.Com involving in any one case an amount or value of five thousand dollars ($5,000) or more;

                           (iii)    lease (relating to real or personal
                  property) under which Armitec.Com is lessor or lessee;

                           (iv) license, franchise, assignment or other agreement of Armitec.Com relating to trademarks, trade names, patents, copyrights and service marks (or applications therefor), unpatented designs or styles, know-how and technical assistance;

                           (v) permit relating to the operation of the business of Armitec.Com;

                           (vi) agreement for the purchase, sale or lease of goods, materials, supplies, machinery, equipment, capital assets and services having a cost in excess of Ten Thousand ($10,000.00) Dollars in any one instance or in excess of Twenty-five Thousand ($25,000.00) Dollars in the aggregate;

                           (vii) agreement or arrangement with any supplier, distributor, franchisor, dealer, sales agent, broker or representative;

                           (viii)   agreement or arrangement for the
                  construction, modification or improvement of any building or structure having a cost in excess of Ten Thousand ($10,00.00) Dollars, or any other capital expenditure involving payments in excess of Ten Thousand ($10,000.00) Dollars;

                           (ix) agreement or understanding which is material in nature, involves the payment or receipt, in any 12 month period, of more than Ten Thousand ($10,000.00) Dollars or has a term of more than twelve (12) months;

                           (x) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money, or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person relating to Armitec.Com's business;

                           (xi) agreement, contract, or commitment for any charitable or political contribution relating to Armitec.Com's business;

                           (xii)    agreement, contract, commitment, or
                  outstanding proposal pursuant to which Armitec.Com sells, or proposes to sell, products and services for any amount or value;

                           (xiii) agreement, contract, or commitment limiting or restraining Armitec.Com, its business, or any successor thereto from engaging or competing in any manner or in any business;

                           (xiv) material agreement, contract, or commitment relating to Armitec.Com's business not made in the ordinary course of business, or

                           (xv)     any distributor agreement, reseller
                  agreement, franchise agreement, or any other agreement which authorizes Armitec.Com to (A) sell products or services of any other person or entity, or (B) use the trademarks, trade names, or trade styles of any other Person in Armitec.Com's business.

                  (b) Schedule 4.14.2 contains a true and correct list of all commitments for capital expenditures that have been approved or made prior to the date of this Agreement by Armitec.Com and that remain outstanding as of the date hereof.

                  (c) Each of the Armitec.Com Contracts was entered into in the ordinary course of business on terms substantially consistent with Armitec.Com's practice prior thereto, is in full force and effect, and there exists no breach or violation of, or default by Armitec.Com under, any of the Armitec.Com Contracts nor, to the knowledge of Armitec.Com by any other party to such Contract, or any event which, with notice or the lapse of time, or both, will create a breach or violation of, or default under by Armitec.Com nor, to the knowledge of Armitec.Com by any other party to such Contract. There is no Armitec.Com Contract that contains any contractual requirement with which there is a reasonable likelihood that Armitec.Com or any other party thereto will be unable to comply. Except as set forth on Schedule 4.14.1, the continuation, validity, and effectiveness of each Armitec.Com Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement.

                  (d) Schedule 4.14.3 contains a true and correct list of all customers (ranked by annual revenue) of Armitec.Com, and the revenue obtained from each such customer, since inception. No customer reflected therein whose purchases of products and services are material to Armitec.Com (individually or in the aggregate) has terminated, suspended, or significantly reduced its purchases of products and services from Armitec.Com from the levels reflected therein, nor does Armitec.Com have knowledge of facts which suggest that such a termination, suspension, or significant reduction is likely within the reasonably foreseeable future. Except as indicated on Schedule 4.14.3, there exists no actual or, to the knowledge of Armitec.Com, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Armitec.Com Contract, which would have a material adverse effect on the business or the condition, financial or otherwise, of Armitec.Com, including without limitation:

                           (i) the business relationship of Armitec.Com with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of Armitec.Com;

                           (ii) the requirements of any customer or related group of customers of Armitec.Com whose purchases individually or in the aggregate are material to the operations and financial condition of Armitec.Com; or

                           (iii) the business relationship of Armitec.Com with any material supplier to Armitec.Com. Except as indicated on Schedule 4.14.3, there is no Contract with any customer, the performance of which by Armitec.Com will result in a loss to Armitec.Com.

                  (e) Except as indicated on Schedule 4.14.3, no customer listed on Schedule 4.14.3 has notified Armitec.Com, nor is Armitec.Com otherwise aware that any customer listed on Schedule 4.14.3 has, or has plans to, reduce the volume of purchases made from Armitec.Com.

                  (f) None of the Armitec.Com Contracts is for materials, supplies, equipment, or services in excess of Armitec.Com's normal requirements or as needed for reasonably anticipated needs of its business.

                  (g) Armitec.Com has not granted any power of attorney affecting or with respect to any of its business, affairs, or assets, or any combination thereof, that remains outstanding.

                  (h) Attached to Schedule 4.14.1 is a true and correct copy (and if oral, a description of material terms) of each Armitec.Com Contract listed on Schedule 4.14.1 and all modifications, amendments, renewals, or extensions thereof.

                  (i) Except as reflected in Schedule 4.14.4, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not terminate, breach, give rise to a right in favor of any other party to a Armitec.Com Contract to terminate such Contract, or constitute an event which with notice, lapse of time or both, constitute an event of default under any Contract.

         SECTION 4.15. BROKERS.

         Armitec.Com has entered into an agreement with VisionQuest Securities, LLC for the provision of broker services in connection with this Agreement. Except for the foregoing, neither Armitec.Com nor any Affiliate of Armitec.Com has any contract, arrangement or understanding with, or has incurred any obligation or liability to, any broker, finder, investment banker, intermediary or similar agent with respect to this Agreement or the transactions contemplated hereby.

         SECTION 4.16. ENVIRONMENTAL MATTERS AND OSHA.

         Except as set forth in Schedule 4.16.1:

                  (a) Armitec.Com is and has been in compliance with all Environmental Laws. Armitec.Com has not received notice of any Environmental Claim filed or threatened against it or against any other person or entity whose liability for any Environmental Claim has been retained or assumed either contractually or by operation of law;

                  (b) Armitec.Com has not disposed of, emitted, discharged, handled, stored, transported, used, or released any Hazardous Materials (or arranged for any of the foregoing), or exposed any employee or other individual to any Hazardous Materials or condition so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws;

                  (c) No Hazardous Materials are present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by Armitec.Com, and no reasonable likelihood exists that any Hazardous Materials will come to be present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by Armitec.Com so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

         As used herein, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any Person alleging potential liability arising out of, based on or resulting from the presence, or release into the Environment, of any Hazardous Materials or any violation, or alleged violation, of any Environmental Law. As used herein, "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment or the protection of human health. As used herein, "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials
(ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, any chemicals used or waste generated as a result of typical office and janitorial activities. Except as set forth in Schedule 4.16.2, Armitec.Com is in compliance with all applicable laws relating to employee health and safety and has not received any notice that past or present conditions of the assets and properties of Armitec.Com violate any applicable legal requirements or otherwise can be made the basis of any claim, proceeding, or investigation, based on OSHA violations or otherwise related to employee health and safety.

         SECTION 4.17. INSURANCE. Attached hereto as Schedule 4.17.1 is a list of all insurance policies of Armitec.Com setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverage, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Schedule 4.17.1 is in full force and effect, is valid and enforceable, and Armitec.Com is not in breach of or in default under any such policy, nor received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the insurance referred to in Schedule 4.17.1. Attached hereto as Schedule 4.17.2 is a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the insurance referred to in Schedule
4.17.2. Armitec.Com has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion.

         SECTION 4.18. EMPLOYEE RELATIONS AND EMPLOYMENT AGREEMENTS.

                  (a) None of Armitec.Com's employees is represented by a labor organization. No petition for representation has ever been filed with the National Labor Relations Board (the "NLRB") with respect to Armitec.Com's employees. Armitec.Com is not aware of any union organizational activity with respect to Armitec.Com and has no reason to believe that any such activity is being contemplated.

                  (b) Armitec.Com is not in violation of applicable equal employment opportunity laws, wage and hour laws, occupational safety and health laws, federal labor laws, or any other laws of any Government or Governmental Agency relating to employment. Schedule
         4.18.2 attached hereto sets forth the status of all investigations, claims, charges, and employment-related suits or controversies which have occurred with respect to Armitec.Com within the last 10 years or which are presently pending or threatened with respect to Armitec.Com under any employment-related law of any Government or Governmental Agency (including common law). Armitec.Com has satisfied and performed fully all judgments, decrees, conciliation agreements, or settlement agreements by which it is bound or to which it is subject concerning employment-related matters, and each such judgment, decree or agreement is disclosed on Schedule 4.18.2.

                  (c) Except as set forth on Schedule 4.18.3, Armitec.Com has not entered into any employment agreement, and all employees can be terminated at will. Armitec.Com has no contractual obligation or special termination or severance arrangement in respect of any employee.

                  (d) Except as set forth on Schedule 4.18.4 Armitec.Com has paid all wages due (including all required taxes, insurance and withholding thereon). Schedule 4.18.4 attached hereto sets forth all accrued vacation, sick leave and bonuses (including pro rata accruals for a period of a year) due to employees of Armitec.Com as of the Closing.

                  (e) Schedule 4.18.5 attached hereto sets forth each of Armitec.Com's employee's date of hire, position, present salary, amount of bonus paid in the past year, and announced termination date (if any).

                  (f) Schedule 4.18.6 contains a true and complete list of all the following agreements or plans of Armitec.Com or any subsidiary of Armitec.Com which, together with Armitec.Com constitutes a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the"Armitec.Com Group") which are presently in effect or which have been in effect at any time (if it may result in a material liability), or, in the case of documents referred to in clause (i) below, have been in effect at any time prior to the date hereof:

                           (i) "employee pension benefit plans" and "employee benefit plans" as defined in Sections 3(2) and 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA");

                           (ii)     any other pension, profit sharing,
                  retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, including any employee benefit plan covering any employees of Armitec.Com Group which any member of Armitec.Com Group maintains or to which any member of Armitec.Com Group has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (ii) or (iii) are herein collectively referred to as the "Armitec.Com Plans").

         Included in said Schedule 4.18.6 are true and complete copies of all documents as they may have been amended to the date hereof involving or relating to clauses (i) and (ii) hereinabove, together with all filings, IRS determination letters and financial statements, including but not limited to, the most recent actuarial report for each employee pension benefit plan and IRS Form 5500 for each Armitec.Com Plan for each of the five most recent plan years.

                  (g)      Except as to those plans identified on Schedule
         4.18.2 as tax-qualified Armitec.Com Plans (the "Armitec.Com Qualified Plans"), no member of Armitec.Com Group maintains a tax-qualified employee plan which meets or was intended to meet the requirements of Code Section 401 for the benefit of present or former employees. The Internal Revenue Service has issued favorable determination letters to the effect that each Armitec.Com Qualified Plan qualifies under Code
         Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters are in effect. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Armitec.Com Qualified Plan have been delivered to Armitec. Armitec.Com Qualified Plans have been administered according to their terms, except for those terms which are inconsistent with the changes required by the Tax Reform Act of 1986 and other acts, regulations, and rulings, in which case Armitec.Com Qualified Plans have been administered in accordance with the provisions of those acts, regulations, and rulings in all material respects. No member of Armitec.Com Group or any fiduciary of any Armitec.Com Qualified Plan has done anything that would adversely affect the qualified status of Armitec.Com Qualified Plans or the related trusts. Armitec.Com Qualified Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by the Tax Reform

         Act of 1986, the Omnibus Budget Reconciliation Act of 1986 and other acts, regulations, and rulings for which amendments are not yet required. Any Armitec.Com Qualified Plan subject to Code Sections 401(k) or 401(m) has been tested for compliance with, and has satisfied the requirements of, Code Sections 401(k)(3), 401(m)(2), or both, as application, for each plan year ending prior to the Closing Date.

                  (h) With respect to any Armitec.Com Qualified Plan or any member of Armitec.Com Group, no termination liability to the Pension Benefit Guaranty Corporation ("PBGC") has been or is expected to be incurred or would be incurred if any Armitec.Com Qualified Plan were terminated on the Closing Date. If any Armitec.Com Qualified Plan were terminated on the Closing Date, the present value of all benefit liabilities under Armitec.Com Qualified Plan would not, as of the Closing Date, exceed the then current value of the assets of such Armitec.Com Qualified Plan. No Armitec.Com Qualified Plan has suffered any accumulated funding deficiency within the meaning of ERISA Section 302 and Code Section 412. Armitec.Com has made all quarterly contributions required under Code Section 412(m) and no conditions exist which would subject the assets of Armitec.Com or Armitec to a lien under Code Section 412(m) or ERISA Section 4068. No member of Armitec.Com Group has any outstanding liability under Code Section 4971. As of the Closing Date, all contributions required to have been made on or prior to the Closing Date under Armitec.Com Plans will have been made or have been accrued on the Financial Statements and all required premium payments for Armitec.Com Qualified Plans have been made, when due, to PBGC. No event or condition exists with respect to any Armitec.Com Qualified Plan which could be deemed a "reportable event" as defined in ERISA Section 4043, with respect to which the 30-day notice requirement has not been waived and which could result in a liability to Armitec.Com or Armitec, and no condition exists which would subject Armitec.Com to a fine under ERISA Section 4071. No amendment has occurred to any Armitec.Com Qualified Plan which has required or which would require Armitec.Com Group to provide security under Code Section 401(a)(29).

                  (i) No member of Armitec.Com Group has any past, present, or future obligation to contribute to any multiemployer plan as defined in ERISA Section 3(37).

                  (j) No member of Armitec.Com Group nor any other "disqualified person" or "party in interest" (as defined in Code
         Section 4975 and ERISA Section 3(14), respectively) with respect to Armitec.Com Plans, has engaged in any "prohibited transaction" (as defined in Code Section 4975 or ERISA Section 406). Armitec.Com Group and all other "fiduciaries" (as defined in ERISA Section 3(21)) with respect to Armitec.Com Plans have complied in all respects with the requirements of ERISA Section 404. Neither Armitec.Com Group nor any party in interest or disqualified person with respect to Armitec.Com Plans has taken or omitted any action which could lead to the imposition of an excise tax under the Code or a fine under ERISA against Armitec.Com Plans.

         SECTION 4.19. PATENTS; TRADEMARKS; RELATED TRADEMARKS. Attached hereto as Schedule 4.19 is a true, correct and complete list of all of Armitec.Com's intangible personal property, including, but not limited to, all patents, trademarks, trade names, or trademark or trade name registrations, domain name registrations, service marks, and copyrights or copyright registrations ("Armitec.Com's Proprietary Rights"). All of Armitec.Com's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. Armitec.Com has not infringed upon and is not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

         SECTION 4.20. BOOKS AND RECORDS; FISCAL YEAR; METHOD OF ACCOUNTING. Armitec.Com will make available to Armitec for inspection and its due diligence hereunder during business hours all of its tax, accounting, corporate and financial books and records as well as its personnel and employment and other records of any nature which are pertinent to this Agreement. Such books and records pertaining to Armitec.Com's business are true, correct and complete, have been maintained on a current basis, and fairly reflect the basis for Armitec.Com's financial condition and results of operations as set forth in the Armitec.Com Financial Statements. Armitec.Com has consistently used the fiscal year ending December 31 as its taxable year and has consistently used the accrual method as its method of accounting for tax purposes.

         SECTION 4.21. BANK ACCOUNTS; CREDIT CARDS. Schedule 4.21 contains a true, correct and complete list of each bank, savings and loan association, brokerage house or other financial institution with which Armitec.Com has an account, line of credit, safe deposit box, or other relationship, the account numbers thereof, and the names of all persons authorized to withdraw funds or other property from, or otherwise act in connection therewith. Schedule 4.21 contains a true, correct, and complete listing of the name, business address, and residence address of each person who has a credit card which is billed to Armitec.Com. Except as set forth on Schedule 4.21, Armitec.Com has no bank account, brokerage account, line of credit, safe deposit box, or credit card account.

         SECTION 4.22. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as permitted or required by this Agreement or as set forth in Schedule 4.22, since inception, the business of Armitec.Com has been conducted in the ordinary course consistent with past practices and there has not been any material transaction or occurrence in which Armitec.Com has:

                  (a) incurred any indebtedness, obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of its business, none of which was entered into for inadequate consideration and none of which exceeds $25,000.00 in amount;

                  (b) discharged or satisfied any claim, security interest, lien or encumbrance or paid any indebtedness, obligation or liability (contingent or otherwise), except (i) current liabilities, (ii) scheduled payments pursuant to obligations under contracts, agreements or leases listed in this Agreement, or

                           (i) (iii) in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Armitec.Com Financial Statements or incurred since such date in the ordinary course of business consistent with past practice;

                  (c) permitted, allowed or suffered any of its assets or properties to be subjected to any mortgage, pledge, lien, charge, restriction, security interest or other encumbrance of any kind;

                  (d) sold, assigned, transferred, leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of its assets or properties;

                  (e) acquired or leased any assets or property of any other Person;

                  (f)      canceled or compromised any debt or claim;

                  (g)      waived or released any rights or claims;

                  (h) granted, or made any contract, agreement, promise or commitment to grant, or otherwise incurred any obligation for any increase in, any wage, salary or employee benefit, or entered into any employment contract, bonus, stock option, profit sharing, pension, incentive, retirement or other similar arrangement or plan with, any officer, employee or other Person, except in accordance with and in amounts not greater than provided for in written agreements between Armitec.Com and employees of Armitec.Com entered into prior to June 30, 2000 and except for merit raises to hourly employees in the ordinary course of business consistent with past practice;

                  (i) entered into any collective bargaining or labor agreement (oral or written), made any commitment or incurred any liability to any labor organization, or experienced any slowdown, work interruption, strike or work stoppage;

                  (j) made any capital expenditure in excess of Ten Thousand ($10,000.00) Dollars or entered into any commitment therefor;

                  (k) suffered any casualty loss or damage in excess of $5,000 in the aggregate, whether or not such loss or damage is or was covered by insurance;

                  (l) changed the nature of its business or its method of accounting or accounting principle, practice or policy;

                  (m) other than in the ordinary course of business, entered into any transaction, contract or commitment;

                  (n) terminated or modified, or agreed to the termination or modification of, any Service Contract, Participation Agreement or any of the Commitments;

                  (o) suffered a loss of any supplier or suppliers, which loss (individually or in the aggregate) has had, or may have, an adverse effect on its financial condition, results of operations, business or prospects;

                  (p) suffered any material adverse change in its business, operations, condition (financial or otherwise), liabilities, assets, earnings, or prospects of the Business nor, to Armitec.Com's knowledge, has there been any event which has had or may reasonably be expected to have a material adverse effect on the Business;

                  (q) transferred or granted any rights with respect to, or disposed of or permitted to lapse any right to the use of any software, patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or disposed of or disclosed to any person not authorized to have such information any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

                  (r)      incurred any long term indebtedness;

                  (s) paid, loaned, distributed (by dividend or otherwise), or advanced any amounts to, sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, leased, licensed, or otherwise acquired any properties or assets from, or entered into any other agreement or arrangement with
         (i) any shareholder, officer, employee, or director of Armitec.Com,
         (ii) any corporation or partnership in which any Affiliate is an officer, director, or holder directly or indirectly of five percent (5%) or more of the outstanding equity or debt securities, or (iii) any person controlling, controlled by, or under common control with any such partner, shareholder, officer, director, or Affiliate except for compensation not exceeding the rate of compensation in effect at June 30, 2000, and for routine travel advances to officers and employees;

                  (t) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses in excess of $5,000 in the aggregate;

                  (u) taken any other action neither in the ordinary course of business and consistent with past practice nor provided for in this Agreement;

                  (v) increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice; or

                  (w) written down or written up the value of any inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any Accounts Receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any Accounts Receivable or any portion thereof, except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which is material in amount.

         SECTION 4.23. ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE. Armitec.Com's accounts receivable reflected in the Armitec.Com Financial Statements, and all accounts receivable arising after the date of the Armitec.Com Financial Statements (collectively the "Accounts Receivable") were or are bona fide accounts receivable, the full amount of which was or is actually owing to Armitec.Com. And, to the best of its knowledge, those not collected prior to Closing will be fully collectible by Armitec.Com within ninety (90) days of Closing without offset, recoupment, counterclaim, claim or diminution. Armitec.Com's accounts payable reflected in the Armitec.Com Financial Statements and all accounts payable arising after the date of the Armitec.Com Financial Statements (collectively, the "Accounts Payable") arose from bona fide transactions on the ordinary course of Armitec.Com's business.

         SECTION 4.24. INSIDER TRANSACTIONS. Attached hereto as Schedule 4.24 is a true, correct and complete list of the amounts and other essential terms of all currently outstanding indebtedness or other obligations, agreements, undertakings, liabilities or commitments (contingent or otherwise) of Armitec.Com to or from any past or present officer, director, member, shareholder or any person related to, controlling, controlled by or under common control with any of the foregoing.

         SECTION 4.25. ADVERSE CONDITIONS. Neither Armitec.Com nor any of the Armitec.Com Shareholders has any knowledge of any present or future condition, state of facts or circumstances which has affected or may affect adversely the business of Armitec.Com or prevent Armitec.Com from carrying on its business.

         SECTION 4.26. AUTHORIZATION AND VALIDITY OF DOCUMENTS. The execution, delivery and performance of this Agreement by Armitec.Com and the Armitec.Com Shareholders, and the consummation by Armitec.Com and the Armitec.Com Shareholders of the transactions contemplated hereby, have been duly and validly authorized by Armitec.Com and Armitec.Com Shareholders. This Agreement has been duly executed and delivered by Armitec.Com and each Armitec.Com Shareholder and is a legal, valid and binding obligation of Armitec.Com and the Armitec.Com Shareholders, enforceable against each of in accordance with its terms except as such enforceability may be limited by the applicable laws of bankruptcy, insolvency, moratorium and similar governing laws relating to creditors' rights.

         SECTION 4.27. INVESTMENT INTENT. Each Armitec.Com Shareholder represents and warrants to Armitec that the Armitec.Com Shareholders are acquiring Armitec Shares (the "Acquired Shares") under this Agreement for investment only and for their own accounts and not as nominees or agents; nor are the said shares being acquired with a view to their offer for resale, distribution or transfer of any part thereof nor with any present intention of selling, granting any participation in, or otherwise distributing the same; nor are they being purchased for subdivision or fractionalization thereof. By executing this Agreement, each Armitec.Com Shareholder represents:

                  (a) That shareholder has no contract, undertaking, agreement or arrangement with any Person to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) any of the Acquired Shares, and that shareholder has no present plan or intention to enter into any such contract, undertaking, agreement or arrangement.

                  (b) That shareholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act and is aware of Armitec's business affairs and financial condition and has had access to and has acquired sufficient information about Armitec to reach an informed and knowledgeable decision to acquire the Acquired Shares, and has such business and financial experience as is required to provide the capacity to protect one's own interests in connection with the purchase of such shares. Nor is that shareholder a "broker" or a "dealer" as defined in the Exchange Act.

                  (c) That shareholder covenants and agrees that none of the Acquired Shares shall be sold, assigned or otherwise transferred other than in transactions which are not in violation of the Securities Act and applicable state securities laws. Each stock certificate of the Acquired Shares shall bear the following legend, unless such legend may be removed in accordance with its terms:

         THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS (THE "STATE LAWS"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE STATE LAWS AND (II) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE LAWS. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

         SECTION 4.28. CORRECTNESS OF REPRESENTATIONS. No representation or warranty of Armitec.Com in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of fact or omits, or on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, Exhibits, certificates, and Schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date. All copies of mortgages, indentures, notes, leases, agreements, plans, Armitec.Com Contracts, and other instruments listed on or referred to in the Schedules delivered or furnished to Armitec pursuant to this Agreement are true copies thereof.

         SECTION 4.29. LITIGATION. Schedule 4.29 sets forth each instance in which Armitec.Com or any of its officers or directors (a) is the subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (b) is a party to or, to the knowledge of Armitec.Com, is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing or investigation of in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

         SECTION 4.30. LICENSES, PERMITS AND APPROVALS. Schedule 4.30 lists all governmental and regulatory licenses, permits and approvals necessary to conduct Armitec.Com's business. All such licenses, permits and approvals are in full force and effect. There are no violations by Armitec.Com of, or any claims, or proceedings pending or to the knowledge or Armitec.Com threatened, challenging the validity of or seeking to discontinue, any such licenses, permits or approvals.

                                   ARTICLE V

                              COVENANTS OF ARMITEC

         Armitec covenants and agrees with Armitec.Com and the Armitec.Com Shareholders as follows:

         SECTION 5.01. CONDUCT OF BUSINESS PRIOR TO CLOSING. From the date hereof to the Closing Date, and except to the extent that Armitec.Com shall otherwise consent in writing, Armitec shall:

                  (a) operate the business of Armitec substantially as previously operated and only in the regular and ordinary course, not make any purchase or sale, or introduce any new method of management or operation except in the ordinary course of business and in a manner consistent with past practices, and use its best efforts to maintain and preserve intact each of the goodwill, reputation, present business organization, and relationships of Armitec with persons having business dealings with it, and maintain the services of present employees of Armitec;

                  (b) maintain its assets and properties in good order and condition, reasonable wear and use excepted, and maintain all policies of insurance covering its assets and properties in amounts and on terms substantially equivalent to those in effect on the date hereof;

                  (c) take all steps reasonably necessary to maintain the Armitec Proprietary Rights and other intangible assets of Armitec;

                  (d) pay all accounts payable when due and collect all accounts receivable in accordance with prudent business practices; and

                  (e) comply with all laws applicable to the conduct of the business of Armitec where the failure to so comply would have a material adverse affect on the business or condition of Armitec;

                  (f) maintain the books and records of Armitec in the usual, regular, and ordinary manner, on a basis consistent with past practices and prepare and file all foreign, federal, state, and local tax returns and amendments thereto required to be filed by Armitec after taking into account any extensions of time granted by such taxing authorities.

         SECTION 5.02. ACTIONS PRIOR TO CLOSING. From the date of this Agreement through the Closing Date, Armitec shall not, without the prior written consent of Armitec.Com:

                  (a) incur any obligations, liabilities, or expenses of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) that would constitute liabilities other than items incurred in the ordinary course of business consistent with past practice;

                  (b) permit, allow, or suffer any of Armitec's assets to be subjected to any mortgage, pledge, lien, or encumbrances;

                  (c) suffer any material adverse change in Armitec's assets or in the operations, condition (financial or otherwise), liabilities, earnings, or prospects of the Business;

                  (d) waive any claims or rights with respect to and materially and adversely affecting any of Armitec's business or assets;

                  (e) sell, transfer, or otherwise dispose of any of Armitec's assets, except in the ordinary course of business consistent with past practice;

                  (f) dispose of or permit to lapse any right to the use of any of Armitec's Proprietary Rights, except for the expiration of any proprietary rights to use patents that may expire by law;

                  (g) other than in accordance with, and in amounts not greater than provided for in, existing agreements between Armitec and its employees, grant any increase in the salary and wages of any employee or any increase in such salary and wages payable or to become payable at any time in the future to any of the employees, except pursuant to promotions previously disclosed to Armitec.Com that will become effective on or prior to the Closing Date;

                  (h) make any change in any material method of accounting or accounting principle, practice, or policy affecting or relating to Armitec's assets or liabilities including, without limitation, any extension of the useful lives of Armitec's assets and consequent adjustments to the depreciation or valuation thereof on the books and records of Armitec with respect to its business;

                  (i) make any change (or change any assumption underlying or method of calculating) in the amount of any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice;

                  (j) write-down or write-up the value of any inventory (including write-downs by reason of shrinkage or mark downs), except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which are or will be material in amount;

                  (k) except consistent with past practices or existing programs, pay, loan, or advance any amount to, sell, transfer, or lease any properties or assets (real, personal or mixed, tangible, or intangible) to, or enter into any agreement or arrangement with, any employee, or any spouse or Affiliate of any such person except for routine travel advances to employees, and compensation to employees consistent with Section 5(g) hereof;

                  (l) dispose of or permit to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or dispose of or disclose to any person not authorized to have such information, any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

                  (m) waive, terminate, or breach under any provision under or relating to any of the Armitec Contracts;

                  (n) enter into any contracts or agreements or other transactions with respect to or affecting Armitec's liabilities other than contracts or agreements entered into in the ordinary course of business and consistent with past practices;

                  (o) with respect to Armitec's assets, permit any option to renew any lease or any option to purchase any property to expire or exercise any such option;

                  (p) omit to do any act or permit any act which could reasonably be expected to cause a breach of any material Armitec Contract, commitment, or obligation with respect to or affecting Armitec's assets or any breach of any representation, warranty, covenant, or agreement made by Armitec in this Agreement;

                  (q) default regarding the provisions of any insurance policy or fail to give notice or present any claim under any such policy in due and timely fashion if such default or failure to give notice would give the insurer the right to cancel any policy, deny claims, or limit coverage;

                  (r) take any other action not in the ordinary course of business consistent with past practice or omit to take any other action that would be taken in the ordinary course of business consistent with past practice if such action or omission to take action would materially and adversely affect the assets or liabilities of Armitec.

         SECTION 5.03. CONSENTS. Armitec shall obtain prior to Closing, at its sole cost and expense, all consents and estoppels required for the continuation of the Armitec Contracts after Closing. All such consents and estoppels shall be in writing and in form and substance satisfactory to Armitec.Com, and executed counterparts thereof will be delivered to Armitec.Com promptly after receipt thereof but in no event later than the Closing Date.

         SECTION 5.04. SUPPLEMENTAL DISCLOSURE. Armitec shall have the continuing obligation up to and including the Closing Date to disclose in writing to Armitec.Com and the Armitec.Com Shareholders any matter or information hereafter arising or becoming known that, if known on the date of Armitec's execution and delivery of this Agreement, would have been required to be set forth or listed in a Schedule hereto. Any such matter or information hereafter disclosed shall be deemed to amend the Schedules hereto (to the extent of such written disclosure) as of the date hereof unless Armitec.Com or the Armitec.Com Shareholders shall within five (5) business days after receipt of such written disclosure by Armitec and its counsel, but in any event prior to the Closing, notify Armitec in writing that the matter or information so disclosed materially varies from, or materially and adversely to the interests Armitec.Com and the Armitec.Com Shareholders, changes, the information disclosed on the Schedules on the date hereof. In such event, the Schedules hereto shall not be deemed amended or changed by the matter or information so disclosed, and, unless the acts or circumstances giving rise to the matter or information so disclosed is corrected prior to the Closing, the matter or information so disclosed shall constitute items at variance with the warranties and representations of Armitec herein.

         SECTION 5.05. ADDITIONAL REPORTS. Subject to the confidentiality restrictions set forth in Article VII hereof, promptly after they become available, Armitec shall deliver to Armitec.Com and the Armitec.Com Shareholders true and correct copies of all internal management and control reports and financial statements furnished to management of Armitec. Each such report shall be in accordance with the books and records of Armitec, and, in the case of financial statements shall present fairly the consolidated financial condition of Armitec and its subsidiaries as of the dates indicated and the results of operations for the periods then ended, and be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and shall reflect adequate reserves for all known liabilities and reasonably anticipated losses.

         SECTION 5.06. CONDITIONS PRECEDENT. Armitec shall use its best efforts to satisfy the conditions enumerated in Article IX hereof.

         SECTION 5.07. CAPITAL EXPENDITURES. Armitec shall discuss with Armitec.Com and the Armitec.Com Shareholders any proposed significant capital expenditure to be made by Armitec after the date of this Agreement prior to entering into any contract or commitment for such capital expenditure.

         SECTION 5.08. SEC FILINGS. Prior to Closing, Armitec shall make all necessary filings and reports such that, as of the Closing Date, Armitec will be current in its filings with the SEC of all required SEC Filings, including, but not limited to, filing the Armitec Form 10-K for the year ended December 31, 1999, and filing the Armitec Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, and none of Armitec's SEC Filings will contain any untrue statement of a material fact or omit to state a material fact required or necessary in order to make the statements therein not misleading.

         SECTION 5.09. SHAREHOLDER AND OTHER REQUIRED CONSENTS. Armitec shall take all actions necessary and use its best efforts to obtain any and all consents, approvals, ratifications and authorizations of its Board of Directors, its shareholders and any other person, entity or governmental authority necessary for the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

         SECTION 5.10. OTHER TRANSACTIONS. Armitec shall deal exclusively and in good faith with Armitec.Com and the Armitec.Com Shareholders with regard to the transactions contemplated by this Agreement and will not, and will direct its officers, directors, financial advisors, accountants, agents, and counsel not to (a) solicit submission of proposals or offers from any person other than Armitec.Com and the Armitec.Com Shareholders relating to any acquisition of all or any material part of the assets of Armitec, the sale or issuance of any capital stock of Armitec or of any corporation formed by Armitec or its Affiliates to which any of the assets of Armitec may be contributed, or any merger or consolidation of Armitec or of any corporation formed by Armitec or its Affiliates to which any of the assets of Armitec may be contributed (an "Acquisition Proposal"), (b) participate in any discussions or negotiations regarding, or furnish any non-public information to any other person regarding Armitec other than Armitec.Com and the Armitec.Com Shareholders and their representatives or otherwise cooperate in any way or assist, facilitate, or encourage any Acquisition Proposal by any person other than Armitec.Com and the Armitec.Com Shareholders or, (c) enter into any agreement or understanding, whether oral or in writing, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement. If, notwithstanding the foregoing, Armitec, or its representatives or agents should receive any Acquisition Proposal or any inquiry regarding such proposal from a third party, such persons shall promptly inform Armitec.Com and its counsel thereof. This covenant shall survive the termination of this Agreement for a period of ninety (90) days.

                                   ARTICLE VI

                            COVENANTS OF ARMITEC.COM

         Armitec.Com covenants and agrees with Armitec as follows:

         SECTION 6.01. CONDUCT OF BUSINESS PRIOR TO CLOSING. From the date hereof to the Closing Date, and except to the extent that Armitec shall otherwise consent in writing, Armitec.Com shall:

                  (a) operate the business of Armitec.Com substantially as previously operated and only in the regular and ordinary course, not make any purchase or sale, or introduce any new method of management or operation except in the ordinary course of business and in a manner consistent with past practices, and use its best efforts to maintain and preserve intact each of the goodwill, reputation, present business organization, and relationships of Armitec.Com with persons having business dealings with it, and maintain the services of present employees of Armitec.Com;

                  (b) maintain its assets and properties in good order and condition, reasonable wear and use excepted, and maintain all policies of insurance covering its assets and properties in amounts and on terms substantially equivalent to those in effect on the date hereof;

                  (c) take all steps reasonably necessary to maintain the Armitec.Com Proprietary Rights and other intangible assets of Armitec.Com;

                  (d) pay all accounts payable when due and collect all accounts receivable in accordance with prudent business practices; and

                  (e) comply with all laws applicable to the conduct of the business of Armitec.Com where the failure to so comply would have a material adverse affect on the business or condition of Armitec.Com;

                  (f) maintain the books and records of Armitec.Com in the usual, regular, and ordinary manner, on a basis consistent with past practices and prepare and file all foreign, federal, state, and local tax returns and amendments thereto required to be filed by Armitec.Com after taking into account any extensions of time granted by such taxing authorities.

         SECTION 6.02. ACTIONS PRIOR TO CLOSING. From the date of this Agreement through the Closing Date, Armitec.Com shall not, without the prior written consent of Armitec:

                  (a) incur any obligations, liabilities, or expenses of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) that would constitute liabilities other than items incurred in the ordinary course of business consistent with past practice;

                  (b) permit, allow, or suffer any of Armitec.Com's assets to be subjected to any mortgage, pledge, lien, or encumbrances;

                  (c) suffer any material adverse change in Armitec.Com's assets or in the operations, condition (financial or otherwise), liabilities, earnings, or prospects of Armitec.Com's business;

                  (d) waive any claims or rights with respect to and materially and adversely affecting any of Armitec.Com's business or assets;

                  (e) sell, transfer, or otherwise dispose of any of Armitec.Com's assets, except in the ordinary course of business consistent with past practice;

                  (f) dispose of or permit to lapse any right to the use of any of Armitec.Com's Proprietary Rights, except for the expiration of any proprietary rights to use patents that may expire by law;

                  (g) other than in accordance with, and in amounts not greater than provided for in, existing agreements between Armitec.Com and its employees, grant any increase in the salary and wages of any employee or any increase in such salary and wages payable or to become payable at any time in the future to any of the employees, except pursuant to promotions previously disclosed to Armitec that will become effective on or prior to the Closing Date;

                  (h) make any change in any material method of accounting or accounting principle, practice, or policy affecting or relating to Armitec.Com's assets or liabilities including, without limitation, any extension of the useful lives of Armitec.Com's assets and consequent adjustments to the depreciation or valuation thereof on the books and records of Armitec.Com with respect to the business;

                  (i) make any change (or change any assumption underlying or method of calculating) in the amount of any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice;

                  (j) write-down or write-up the value of any inventory (including write-downs by reason of shrinkage or mark downs), except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which are or will be material in amount;

                  (k) except consistent with past practices or existing programs, pay, loan, or advance any amount to, sell, transfer, or lease any properties or assets (real, personal or mixed, tangible, or intangible) to, or enter into any agreement or arrangement with, any employee, or any spouse or Affiliate of any such person except for routine travel advances to employees, and compensation to employees consistent with Section 6.02(g) hereof;

                  (l) dispose of or permit to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or dispose of or disclose to any person not authorized to have such information, any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

                  (m) waive, terminate, or breach under any provision under or relating to any of the Armitec.Com Contracts;

                  (n) enter into any contracts or agreements or other transactions with respect to or affecting Armitec.Com's liabilities other than contracts or agreements entered into in the ordinary course of business and consistent with past practices;

                  (o) with respect to Armitec.Com's assets, permit any option to renew any lease or any option to purchase any property to expire or exercise any such option;

                  (p) omit to do any act or permit any act which could reasonably be expected to cause a breach of any material Armitec.Com Contract, commitment, or obligation with respect to or affecting Armitec.Com's assets or any breach of any representation, warranty, covenant, or agreement made by Armitec.Com in this Agreement;

                  (q) default regarding the provisions of any insurance policy or fail to give notice or present any claim under any such policy in due and timely fashion if such default or failure to give notice would give the insurer the right to cancel any policy, deny claims, or limit coverage; or

                  (r) take any other action not in the ordinary course of business consistent with past practice or omit to take any other action that would be taken in the ordinary course of business consistent with past practice if such action or omission to take action would materially and adversely affect the assets or liabilities of Armitec.Com.

         SECTION 6.03. CONSENTS. Armitec.Com shall obtain prior to Closing, at its sole cost and expense, all consents and estoppels required for the continuation of the Armitec.Com Contracts after Closing. All such consents and estoppels shall be in writing and in form and substance satisfactory to Armitec, and executed counterparts thereof will be delivered to Armitec promptly after receipt thereof but in no event later than the Closing Date.

         SECTION 6.04. SUPPLEMENTAL DISCLOSURE. Armitec.Com shall have the continuing obligation up to and including the Closing Date to disclose in writing to Armitec any matter or information hereafter arising or becoming known that, if known on the date of Armitec.Com's execution and delivery of this Agreement, would have been required to be set forth or listed in a Schedule hereto. Any such matter or information hereafter disclosed shall be deemed to amend the Schedules hereto (to the extent of such written disclosure) as of the date hereof unless Armitec shall within five (5) business days after receipt of such written disclosure by Armitec.Com and its counsel, but in any event prior to the Closing, notify Armitec.Com in writing that the matter or information so disclosed materially varies from, or materially and adversely to the interests of Armitec, changes, the information disclosed on the Schedules on the date hereof. In such event, the Schedules hereto shall not be deemed amended or changed by the matter or information so disclosed, and, unless the acts or circumstances giving rise to the matter or information so disclosed is corrected prior to the Closing, the matter or information so disclosed shall constitute items at variance with the warranties and representations of Armitec.Com herein.

         SECTION 6.05. ADDITIONAL REPORTS. Subject to the confidentiality restrictions set forth in Article VII hereof, promptly after they become available, Armitec.Com shall deliver to Armitec true and correct copies of all internal management and control reports and financial statements furnished to management of Armitec.Com. Each such report shall be in accordance with the books and records of Armitec.Com, and, in the case of financial statements shall present fairly the consolidated financial condition of the business as of the dates indicated and the results of operations for the periods then ended, and be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and shall reflect adequate reserves for all known liabilities and reasonably anticipated losses.

         SECTION 6.06. CONDITIONS PRECEDENT. Armitec.Com shall use its best efforts to satisfy the conditions enumerated in Article VIII hereof.

         SECTION 6.07. CAPITAL EXPENDITURES. Armitec.Com shall discuss with Armitec any proposed significant capital expenditure to be made by Armitec.Com after the date of this Agreement prior to entering into any contract or commitment for such capital expenditure.

         SECTION 6.08. SHAREHOLDER AND OTHER REQUIRED CONSENTS. Armitec.Com shall take all actions necessary and use its best efforts to obtain any and all consents, approvals, ratifications and authorizations of its Board of Directors, its shareholders and any other person, entity or governmental authority necessary for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 6.09. OTHER TRANSACTIONS. Armitec.Com shall deal exclusively and in good faith with Armitec with regard to the transactions contemplated by this Agreement and will not, and will direct its officers, directors, financial advisors, accountants, agents, and counsel not to, (a) solicit submission of proposals or offers from any person other than Armitec relating to any acquisition of all or any material part of the assets of Armitec.Com, the sale or issuance of any capital stock of Armitec.Com or of any corporation formed by Armitec.Com or its affiliates to which any of the assets of Armitec.Com may be contributed, or any merger or consolidation of Armitec.Com or of any corporation formed by Armitec.Com or its affiliates to which any of the assets of Armitec.Com may be contributed (an "Acquisition Proposal"), (b) participate in any discussions or negotiations regarding, or furnish any non-public information to any other person regarding Armitec.Com other than Armitec and its representatives or otherwise cooperate in any way or assist, facilitate, or encourage any Acquisition Proposal by any person other than Armitec, or (c) enter into any agreement or understanding, whether oral or in writing, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement. If, notwithstanding the foregoing, Armitec.Com or its representatives or agents should receive any Acquisition Proposal or any inquiry regarding such proposal from a third party, such persons shall promptly inform Armitec and its counsel thereof. This covenant shall survive the termination of this Agreement for a period of ninety (90) days.

                                  ARTICLE VII

                               FURTHER AGREEMENTS

         SECTION 7.01. CONFIDENTIALITY. Armitec and Armitec.Com agree that each shall hold in confidence any confidential information about the other that it has received, or hereafter receives, pursuant to any provision of this Agreement under circumstances indicating the confidentiality of such information unless (a) such information shall have been publicly disclosed other than as a result of any wrongful action by the recipient of such information, or (b) the recipient of such information independently develops or is aware of such information.

         SECTION 7.02. PUBLIC ANNOUNCEMENTS. Armitec, Armitec.Com and the Armitec.Com Shareholders will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party objects thereto, unless the same may be required by applicable law.

                                  ARTICLE VIII

  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ARMITEC TO CONSUMMATE THE EXCHANGE

         The obligation of Armitec to acquire the Armitec.Com Shares from the Armitec.Com Shareholders in exchange for Armitec Shares and to consummate the transactions as contemplated by this Agreement shall be subject to the fulfillment and satisfaction, at or before the Closing, of each of the following conditions precedent, any or all of which may be waived in writing, in whole or in part, by Armitec:

         SECTION 8.01. REPRESENTATIONS AND WARRANTIES. All information required to be furnished or delivered by Armitec.Com pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by Armitec.Com in Article IV hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         SECTION 8.02. COVENANTS AND AGREEMENTS. Armitec.Com and the Armitec.Com Shareholders shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed by them prior to or as of the Closing.

         SECTION 8.03. CERTIFIED RESOLUTIONS. Armitec shall have received from Armitec.Com a certificate executed by the Secretary of Armitec.Com containing a true and correct copy of resolutions duly adopted by Armitec.Com's Board of Directors approving and authorizing the execution and delivery by Armitec.Com of each of this Agreement to which Armitec.Com is a party, and the consummation of each of the transactions contemplated hereby and thereby. The Secretary of Armitec.Com shall also certify that, as of the Closing Date, such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

         SECTION 8.04. NO INJUNCTION, ETC. No action, proceeding, investigation, regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit Armitec or to obtain substantial damages from Armitec in respect of the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Armitec would make it inadvisable to consummate such transactions.

         SECTION 8.05. INCUMBENCY. Armitec shall have received a certificate of incumbency of Armitec.Com executed by the President and Secretary of Armitec.Com listing the officers of Armitec.Com authorized to execute this Agreement and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Armitec.Com in connection with the consummation of the transactions contemplated herein.

         SECTION 8.06. CERTIFICATES. Armitec shall have received from Armitec.Com all such certificates, dated as of the Closing Date, as Armitec shall reasonably request to evidence the fulfillment by Armitec.Com, or such other satisfaction as of the Closing Date, of the terms and conditions of this Agreement.

         SECTION 8.07. DELIVERIES AT CLOSING. At the Closing, Armitec.Com and the Armitec.Com Shareholders shall have delivered to Armitec each of the following:

                  (a) certificates evidencing all Armitec.Com Shares, duly endorsed for transfer and otherwise in a form suitable for transfer on the books of Armitec.Com;

                  (b) the certificates described in Articles VIII and IX hereof;

                  (c) a certificate of good standing, as of the most recent practicable date prior to the Closing Date, from the jurisdiction of incorporation and each jurisdiction in which Armitec.Com is qualified to do business as a foreign corporation;

                  (d) the written opinion of counsel for Armitec.Com, dated as of the Closing Date, in substantially the form of Exhibit B hereto;

         SECTION 8.08. CERTIFICATES. Armitec.Com and the Armitec.Com Shareholders shall have delivered to Armitec all such certificates, dated as of the Closing Date, as Armitec shall reasonably request to evidence the fulfillment by Armitec.Com and the Armitec.Com Shareholders or other satisfaction as of the Closing Date, of the terms and conditions of this Agreement. The form and substance of all opinions, certificates, assignments, orders, and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Armitec and its counsel.

         SECTION 8.09. ESTOPPEL CERTIFICATES. Armitec.Com shall obtain, at its cost and expense, prior to Closing an Estoppel Certificate, in form and substance satisfactory to Armitec, from:

                  (a) The lessors of the Armitec.Com Leased Real Property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under the lease, attaching a true and correct copy of the lease, and indicating the date through which rent is paid and the amounts of any deposits held by such lessor; and

                  (b) Each lessor of personal property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under any such lease, attaching a true and correct copy of any such lease, and indicating the date through which rent is paid and the amounts of any deposits held by the lessor under each such lease agreement;

         SECTION 8.10. CLOSING CERTIFICATE. Armitec shall have received a certificate of the President of Armitec.Com, whose signature, as such President, shall be attested by the Secretary of the Armitec.Com, dated the Closing Date, in form reasonably satisfactory to Armitec certifying that, to the best of his knowledge, each of the conditions precedent specified in Sections 9.01 and 9.02 of this Agreement has been fulfilled and satisfied.

         SECTION 8.11. REIMBURSEMENT. Armitec has incurred accounting and legal expenses to Colonial Corporation in connection with the reorganization of Armitec. Armitec.Com has agreed to pay an amount up to $100,000 to Colonial Corporation for reimbursement of such expenses incurred by Colonial Corporation on behalf of Armitec. Armitec acknowledges the receipt by Colonial Corporation of $25,000 cash from Armitec.Com for such reimbursement, and Armitec.com agrees to deliver to Colonial Corporation, at the Closing, a note in the amount of $75,000 due upon the earlier of the completion of a Private Placement by Armitec or Ninety (90) days from the Closing. The note will be guaranteed by Bruce R. Davis.

                                   ARTICLE IX

               CONDITIONS PRECEDENT TO OBLIGATIONS OF ARMITEC.COM
                    SHAREHOLDERS TO CONSUMMATE THE EXCHANGE

         The obligation of the Armitec.Com Shareholders to acquire the Exchange Shares from Armitec in exchange for Armitec.Com Shares and the obligation of Armitec.Com to consummate the transactions as contemplated by this Agreement are subject to the fulfillment and satisfaction at Closing of each of the following conditions precedent, any or all of which may be waived in whole or in part at or prior to the Closing by Armitec.Com and the Armitec.Com Shareholders:

         SECTION 9.01. REPRESENTATIONS AND WARRANTIES. All information required to be furnished or delivered by Armitec pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by Armitec in Article III hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         SECTION 9.02. COVENANTS AND AGREEMENTS. Armitec shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed by them prior to or as of the Closing.

         SECTION 9.03. CERTIFIED RESOLUTIONS. Armitec.Com shall have received from Armitec a certificate executed by the Secretary of Armitec containing a true and correct copy of resolutions duly adopted by Armitec's Board of Directors approving and authorizing the execution and delivery by Armitec of each of this Agreement to which Armitec is a party, and the consummation of each of the transactions contemplated hereby and thereby. The Secretary of

Armitec shall also certify that, as of the Closing Date, such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

         SECTION 9.04. NO INJUNCTION, ETC. No action, proceeding, investigation, regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit Armitec or to obtain substantial damages from Armitec.Com in respect of the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Armitec.Com would make it inadvisable to consummate such transactions.

         SECTION 9.05. INCUMBENCY. Armitec.Com shall have received a certificate of incumbency of Armitec executed by the President and Secretary of Armitec listing the officers of Armitec authorized to execute this Agreement and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Armitec in connection with the consummation of the transactions contemplated herein.

         SECTION 9.06. CERTIFICATES. Armitec.Com shall have received from Armitec all such certificates, dated as of the Closing Date, as Armitec.Com shall reasonably request to evidence the fulfillment by Armitec, or such other satisfaction as of the Closing Date, of the terms and conditions of this Agreement.

         SECTION 9.07. DELIVERIES AT CLOSING. At the Closing, Armitec shall have delivered to Armitec.Com each of the following:

                  (a) certificates evidencing all Armitec Shares, duly endorsed for transfer and otherwise in a form suitable for transfer on the books of Armitec;

                  (b) the certificates described in Articles VIII and IX hereof;

                  (c) a certificate of good standing, as of the most recent practicable date prior to the Closing Date, from the jurisdiction of incorporation and each jurisdiction in which Armitec.Com is qualified to do business as a foreign corporation;

                  (d) the written opinion of counsel for Armitec, dated as of the Closing Date, in substantially the form of Exhibit C hereto;

         SECTION 9.08. CERTIFICATES. Armitec shall have delivered to Armitec.Com all such certificates, dated as of the Closing Date, as Armitec.Com shall reasonably request to evidence the fulfillment by Armitec or other satisfaction as of the Closing Date, of the terms and conditions of this Agreement. The form and substance of all opinions, certificates, assignments, orders, and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Armitec.Com and its counsel.

         SECTION 9.09. ESTOPPEL CERTIFICATES. Armitec shall obtain, at its cost and expense, prior to Closing an Estoppel Certificate, in form and substance satisfactory to Armitec.Com, from:

                  (a) The lessors of the Armitec Leased Real Property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under the lease, attaching a true and correct copy of the lease, and indicating the date through which rent is paid and the amounts of any deposits held by such lessor; and

                  (b) Each lessor of personal property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under any such lease, attaching a true and correct copy of any such lease, and indicating the date through which rent is paid and the amounts of any deposits held by the lessor under each such lease agreement.

         SECTION 9.10. CLOSING CERTIFICATE. Armitec.Com shall have received a certificate of the President of Armitec, whose signature, as such President, shall be attested by the Secretary of the Armitec, dated the Closing Date, in form reasonably satisfactory to Armitec.Com certifying that, to the best of his knowledge, each of the conditions precedent specified in Sections 8.01 and 8.02 of this Agreement has been fulfilled and satisfied.

         SECTION 9.11. RESIGNATION OF OFFICERS AND DIRECTORS. Prior to or at the Closing, all of the officers and directors of Armitec will resign from their respective positions.

         SECTION 9.12. ASSETS AND LIABILITIES. At the closing, the balance sheet of Armitec shall reflect the absence of any assets or liabilities for Armitec.

                                   ARTICLE X

                                  TERMINATION.

         SECTION 10.01. TERMINATION.

         This Agreement may be terminated and the exchange of stock contemplated hereby may be abandoned at any time prior to the completion of the Closing, whether before or after approval by the shareholders of Armitec:

                  (a) by mutual consent in writing of Armitec and Armitec.Com; or

                  (b) by either Armitec or Armitec.Com if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the exchange of stock and such order, judgment or decree shall have become final and nonappealable; provided that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the completion of the Closing to occur on or before such date; or

                  (c) by Armitec if there has been (i) a material breach of any covenant or agreement or of a representation or warranty herein on the part of Armitec.Com which has not been cured, or adequate assurance (acceptable to Armitec in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach; or

                  (d) by Armitec.Com if (i) there has been a material breach of any covenant or agreement or of a representation or warranty herein on the part of Armitec which has not been cured, or adequate assurance (acceptable to Armitec.Com in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach or (ii) at Closing Armitec shall not be listed on the Over-the-Counter Bulletin Board (OTC:BB) exchange, provided Armitec.Com has made its best efforts to assist Armitec in obtaining such listing; or

                  (e) by either Armitec or Armitec.Com (and the Armitec.Com Shareholders) if either of such party's due diligence investigation has disclosed the existence of (i) any matter relating to the other party or its business that is materially and adversely (to the investigating party) at variance with those matters theretofore disclosed to the investigating party, or (ii) any matter which, in the investigating party's reasonable judgement, (A) indicates a material adverse change in the condition, assets or prospects of the other party, or (B) would make it inadvisable to consummate the exchange of stock and other transactions contemplated by this Agreement.

         SECTION 10.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Armitec or Armitec.Com as provided in Section 10.01, all obligations of the parties hereunder shall terminate unless otherwise specifically stated herein and except that the confidentiality provisions of
Article VII hereof shall survive the termination hereof. Nothing in this Article X hereof shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE XI

                                 INDEMNIFICATION

         SECTION 11.01. INDEMNIFICATION BY THE COMPANY. Armitec shall defend, indemnify and hold harmless: Armitec.Com and the Armitec.Com Shareholders and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from or in connection with any misrepresentation or omission or breach by Armitec of any representation or warranty contained in this Agreement.

         SECTION 11.02. INDEMNIFICATION BY ARMITEC.COM SHAREHOLDERS. The Armitec.Com Shareholders shall defend, indemnify and hold harmless Armitec and its respective representatives, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with any misrepresentation or omission or breach by Armitec.Com or the Armitec.Com Shareholders of any representation or warranty contained in this Agreement.

                                  ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the covenants, promises, agreements, representations and warranties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

         SECTION 12.02. FURTHER DOCUMENTS. At any reasonable time upon prior reasonable notice by a party to another party (whether at or after the Closing), the other party shall execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request to vest more effectively in the other party full right, title and interest in and to the shares being conveyed hereunder and to secure for that party the full benefits intended to be secured by this Agreement.

         SECTION 12.03. NOTICES. All notices, requests, demands, consents and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either (a) by personal delivery against a receipted copy, or (b) by certified or registered
U. S. mail, postage prepaid, or (c) by overnight courier service to the following addresses or to such other address of which written notice in accordance with this Section 12.03 shall have been provided by such party to the others. Notices may only be given in the manner hereinabove described in this
Section 12.03 and shall be deemed received when given in such manner.

         If to Armitec:                             Armitec, Inc.
                                                    P.O. Box 21238
                                                    St. Simons Island, GA 31522
                                                    Attention:  Mr. Don Carman

         If to the Armitec.Com Shareholders:        c/o Armitec.Com, Inc.
                                                    1295 West Garmon Road, NW
                                                    Atlanta, GA  30327
                                                    Attention:  Mr. Bruce Davis

         If to Armitec.Com:                         Armitec.Com, Inc.
                                                    1295 West Garmon Road, NW

                                                    Atlanta, GA  30327
                                                    Attention:  Mr. Bruce Davis

         SECTION 12.04. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

         SECTION 12.05. ASSIGNABILITY. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

         SECTION 12.06. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each other Person who is indemnified under any provision of this Agreement, and their respective heirs, personal and legal representatives, guardians and successors. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights, remedies, obligations or liabilities except as may be otherwise set forth herein.

         SECTION 12.07. SEVERABILITY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

         SECTION 12.08. AMENDMENT; WAIVER. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance by the other party with any representation, warranty, covenant or agreement herein contained. The effective written waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

         SECTION 12.09. SECTION HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 12.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same Agreement.

         SECTION 12.11. APPLICABLE LAW. This Agreement is made and entered into, and shall be governed by and construed in accordance with, the laws of the State of Georgia.

         SECTION 12.12. REMEDIES. The parties hereto acknowledge that the Shares being exchanged hereunder are unique, that any claim for monetary damages may not constitute an adequate remedy, and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity or at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

         SECTION 12.13. PROCEDURE. Within _______ (__) days of the execution hereof, Armitec and Armitec.Com each shall provide to the other all of the Schedules required of it hereunder, and their respective attorneys shall agree on exemplars of the requisite Exhibits B and C described herein. Armitec and Armitec.Com each shall have an additional five (5) business days to notify the other of its decision to invoke Section 10.01(e)(ii)(B) hereof and terminate this Agreement because it deems it inadvisable to consummate the transactions contemplated hereby. Failing such notice by either Armitec or Armitec.Com within such time, all parties shall be deemed, conclusively, to have waived the provisions of Section 10.01(e)(ii)(B) hereof, which provisions shall thereupon become null and void.


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


Attest:                             ARMITEC, INC.


                                    By
--------------------------             -----------------------------------
(CORPORATE SEAL)                       Don Carman, Chief Executive Officer


Attest:                             ARMITEC.COM, INC.


                                    By
--------------------------             -----------------------------------
(CORPORATE SEAL)                       Bruce Davis, Chief Executive Officer


                                    THE ARMITEC.COM SHAREHOLDERS



--------------------------          --------------------------------------
Witness                                             Name


--------------------------          --------------------------------------
Witness                                             Name


--------------------------          --------------------------------------
Witness                                             Name


--------------------------          --------------------------------------
Witness                                             Name


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